                                                                     Exhibit 2.1

                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER




                                      AMONG




                            STRATOS LIGHTWAVE, INC.,




                           SLEEPING BEAR MERGER CORP.




                                       AND




                            STERLING HOLDING COMPANY




                            Dated as of July 2, 2003


                                TABLE OF CONTENTS
                                -----------------

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ARTICLE I       THE MERGER ...................................................................    2

  Section 1.1   The Merger ...................................................................    2
  Section 1.2   Effective Time ...............................................................    2
  Section 1.3   Effects of the Merger ........................................................    2
  Section 1.4   Plan of Reorganization .......................................................    2
  Section 1.5   Charter and Bylaws; Directors and Officers ...................................    2
  Section 1.6   Conversion of Securities .....................................................    3
  Section 1.7   Delivery of Certificates and Payment of Cash .................................    5
  Section 1.8   Dividends; Transfer Taxes; Withholding .......................................    6
  Section 1.9   No Fractional Securities .....................................................    7
  Section 1.10  Return of Exchange Fund ......................................................    7
  Section 1.11  Adjustment of Per Share Merger Consideration .................................    7
  Section 1.12  No Further Ownership Rights in Company Common Stock
                 or Company Preferred Stock ..................................................    7
  Section 1.13  Closing of Company Transfer Books ............................................    8
  Section 1.14  Lost Certificates ............................................................    8
  Section 1.15  Further Assurances ...........................................................    8
  Section 1.16  Affiliates ...................................................................    8
  Section 1.17  Excess Working Capital Adjustment ............................................    9
  Section 1.18  Associated Rights ............................................................   12
  Section 1.19  Closing; Closing Deliveries ..................................................   12

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB .............................   13

  Section 2.1   Organization, Standing and Power .............................................   13
  Section 2.2   Capital Structure ............................................................   14
  Section 2.3   Authority ....................................................................   15
  Section 2.4   Consents and Approvals; No Violation .........................................   16
  Section 2.5   SEC Documents and Other Reports ..............................................   17
  Section 2.6   Absence of Certain Changes or Events .........................................   17
  Section 2.7   Permits and Compliance .......................................................   19
  Section 2.8   Registration Statement and Proxy Statement ...................................   19
  Section 2.9   Tax Matters ..................................................................   20
  Section 2.10  Actions and Proceedings ......................................................   21
  Section 2.11  Certain Agreements ...........................................................   22
  Section 2.12  ERISA ........................................................................   22
  Section 2.13  Compliance with Worker Safety and Environmental Laws .........................   23
  Section 2.14  Labor Matters ................................................................   23
  Section 2.15  Intellectual Property ........................................................   24
  Section 2.16  Contracts ....................................................................   24
  Section 2.17  Takeover Statutes and Charter Provisions .....................................   24
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                                TABLE OF CONTENTS
                                -----------------
                                    Continued

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  Section 2.18  Required Vote of Parent Stockholders .........................................   25
  Section 2.19  Brokers ......................................................................   25
  Section 2.20  Operations of Sub ............................................................   25

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................   25

  Section 3.1   Organization, Standing and Power .............................................   25
  Section 3.2   Capital Structure ............................................................   25
  Section 3.3   Authority ....................................................................   27
  Section 3.4   Consents and Approvals; No Violation .........................................   28
  Section 3.5   Financial Statements .........................................................   29
  Section 3.6   No Dividends; Absence of Certain Changes or Events ...........................   29
  Section 3.7   Permits and Compliance .......................................................   31
  Section 3.8   Registration Statement and Proxy Statement ...................................   32
  Section 3.9   Tax Matters ..................................................................   32
  Section 3.10  Actions and Proceedings ......................................................   34
  Section 3.11  Certain Agreements ...........................................................   34
  Section 3.12  Employee Benefits ............................................................   35
  Section 3.13  Compliance with Worker Safety and Environmental Laws .........................   36
  Section 3.14  Labor Matters ................................................................   36
  Section 3.15  Intellectual Property ........................................................   36
  Section 3.16  Availability of Assets .......................................................   37
  Section 3.17  Real Property ................................................................   37
  Section 3.18  Personal Property Leases .....................................................   38
  Section 3.19  Title to Assets ..............................................................   38
  Section 3.20  Contracts ....................................................................   38
  Section 3.21  Status of Contracts ..........................................................   40
  Section 3.22  Insurance ....................................................................   40
  Section 3.23  Takeover Statutes and Charter Provisions .....................................   40
  Section 3.24  Required Vote of Company Stockholders ........................................   40
  Section 3.25  Brokers ......................................................................   41
  Section 3.26  Ownership of Company Stock ...................................................   41

ARTICLE IV      COVENANTS ....................................................................   41

  Section 4.1   Conduct of Business of the Company Pending the Merger ........................   41
  Section 4.2   Conduct of Business of Parent Pending the Merger .............................   44
  Section 4.3   No Solicitation by the Company ...............................................   47
  Section 4.4   No Solicitation by Parent ....................................................   48
  Section 4.5   Third Party Standstill Agreements ............................................   48
  Section 4.6   Reorganization ...............................................................   49


                                TABLE OF CONTENTS
                                -----------------
                                    Continued

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ARTICLE V       ADDITIONAL AGREEMENTS ........................................................   49

  Section 5.1   Stockholder Meetings .........................................................   49
  Section 5.2   Preparation of the Registration Statement and the Proxy Statement ............   49
  Section 5.3   Access to Information ........................................................   50
  Section 5.4   Compliance with the Securities Act ...........................................   50
  Section 5.5   Fees and Expenses ............................................................   50
  Section 5.6   Company Stock Options ........................................................   51
  Section 5.7   Commercially Reasonable Efforts ..............................................   52
  Section 5.8   Public Announcements .........................................................   52
  Section 5.9   Real Estate Transfer and Gains Tax ...........................................   52
  Section 5.10  State Takeover Laws ..........................................................   53
  Section 5.11  Indemnification of Directors and Officers ....................................   53
  Section 5.12  Notification of Certain Matters ..............................................   53
  Section 5.13  Stock Exchange Listing .......................................................   54
  Section 5.14  Indemnity Agreement ..........................................................   54
  Section 5.15  Pre-Closing Transfers ........................................................   54
  Section 5.16  Working Capital Dividend .....................................................   55
  Section 5.17  Discharge of Indebtedness ....................................................   56
  Section 5.18  Continuity of Business Enterprise ............................................   56
  Section 5.19  Post Closing Tax Returns .....................................................   56

ARTICLE VI      CONDITIONS PRECEDENT TO THE MERGER ...........................................   56

  Section 6.1   Conditions to Each Party's Obligation to Effect the Merger ...................   56
  Section 6.2   Conditions to Obligation of the Company to Effect the Merger .................   57
  Section 6.3   Conditions to Obligations of Parent and Sub to Effect the Merger .............   58

ARTICLE VII     TERMINATION, AMENDMENT AND WAIVER ............................................   60

  Section 7.1   Termination ..................................................................   60
  Section 7.2   Effect of Termination ........................................................   62
  Section 7.3   Amendment ....................................................................   62
  Section 7.4   Extension; Waiver ............................................................   62

ARTICLE VIII    INDEMNIFICATION ..............................................................   62

  Section 8.1   Indemnity Fund ...............................................................   62
  Section 8.2   Indemnification from Indemnity Fund ..........................................   63
  Section 8.3   Termination of Indemnity Fund ................................................   64
  Section 8.4   Notice and Determination of Claims ...........................................   64
  Section 8.5   Resolution of Conflicts; Arbitration .........................................   65


                                TABLE OF CONTENTS
                                -----------------
                                    Continued

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  Section 8.6   Stockholder Representatives ..................................................   66
  Section 8.7   Actions of the Stockholder Representatives ...................................   67
  Section 8.8   Third-Party Claims ...........................................................   67

ARTICLE IX      GENERAL PROVISIONS ...........................................................   68

  Section 9.1   Survival of Representations and Warranties ...................................   68
  Section 9.2   Notices ......................................................................   68
  Section 9.3   Interpretation ...............................................................   69
  Section 9.4   Counterparts .................................................................   69
  Section 9.5   Entire Agreement; No Third-Party Beneficiaries ...............................   69
  Section 9.6   Governing Law ................................................................   69
  Section 9.7   Assignment ...................................................................   70
  Section 9.8   Severability .................................................................   70
  Section 9.9   Enforcement of this Agreement ................................................   70

                                    EXHIBITS
                                    --------

Exhibit A              Form of Voting Agreement
Exhibit B              Form of Indemnity Escrow Agreement
Exhibit C              Directors of Parent
Exhibit D              Form of Certificate of Designation
Exhibit E              Form of Amendment to Rights Agreement
Exhibit F              Form of Company Affiliate Letter
Exhibits G-1 and G-2   Form of Leases
Exhibit H              Form of FIRPTA Statement
Exhibit I              Form of FIRPTA Notification

                             TABLE OF DEFINED TERMS
                             ----------------------

Defined Term                                     Section
------------                                     -------
Adjustment Resolution Period                     Section 1.17(b)(iii)
Affiliate                                        Section 3.16
Agreed Accounting Principles                     Section 1.17(a)
Agreed Rate                                      Section 1.6(g)
Agreed Value                                     Section 5.15(d)
Agreement                                        Introduction
Audited Financial Statements                     Section 3.5
Balance Sheet                                    Section 3.5
Balance Sheet Date                               Section 3.5
Blue Sky Laws                                    Section 2.4
Certificate of Designation                       Section 1.6(d)
Certificate of Merger                            Section 1.2
Certificates                                     Section 1.7
Claim Notice                                     Section 8.4(a)
Claiming Party                                   Section 8.4(a)
Closing                                          Section 1.19(a)
Closing Date                                     Section 1.19(a)
Code                                             Recitals
Company                                          Introduction
Company Affiliate Letter                         Section 5.4
Company Agreements                               Section 3.21
Company Ancillary Agreements                     Section 3.3(a)
Company Business Personnel                       Section 3.14
Company Bylaws                                   Section 3.2(a)
Company Charter                                  Section 1.5(a)
Company Common Stock                             Recitals
Company Employment Agreements                    Section 3.12(d)
Company Group                                    Section 3.9(f)
Company Letter                                   Section 3.2(c)
Company Permits                                  Section 3.7
Company Plan                                     Section 3.12(c)
Company Preferred Stock                          Recitals
Company Stock Option Agreements                  Section 3.2(a)
Company Stock Options                            Section 3.2(a)
Company Stockholder Meeting                      Section 5.1(a)
Company Stockholders                             Section 1.7
Company Superior Proposal                        Section 4.3(a)
Company Takeover Proposal                        Section 4.3(a)
Constituent Corporations                         Introduction
Corona                                           Section 3.2(d)
Corona Stock Purchase Agreement                  Section 3.2(d)
DGCL                                             Section 1.1
Director Indemnification Agreements              Section 5.11

Defined Term                                     Section
------------                                     -------
Dissenting Shares                                Section 1.6(e)
Effective Time                                   Section 1.2
Encumbrance                                      Section 2.6(b)(iii)
Environmental Laws                               Section 2.13
ERISA                                            Section 2.12(a)
ERISA Affiliate                                  Section 2.12(c)
Excess Working Capital                           Section 1.17(a)
Exchange Act                                     Section 2.4
Exchange Agent                                   Section 1.7
Expense                                          Section 8.1(c)
Financial Statements                             Section 3.5
Fully Diluted Equity                             Section 1.6(c)
GAAP                                             Section 2.5
Gains Taxes                                      Section 5.9
Governmental Entity                              Section 2.4
HSR Act                                          Section 2.4
Indemnity Agent                                  Section 8.1(a)
Indemnity Agreement                              Recitals
Indemnity Shares                                 Section 1.7
Independent Accounting Firm                      Section 1.17(b)(iv)
Intellectual Property Rights                     Section 2.15(a)
Interim Excess Working Capital                   Section 1.17(b)(vi)
Interim Per Share Excess Working Capital         Section 1.17(b)(vi)
IRS                                              Section 2.12(b)
Joint Venture                                    Section 3.2(d)
Knowledge of Parent                              Section 2.7
Knowledge of the Company                         Section 3.2(a)
Leases                                           Section 5.15(a)
LLC                                              Section 5.15(a)
LLC Assets                                       Section 5.15(a)
LLC Units                                        Section 5.15(b)
Loss                                             Section 8.1(c)
Material Adverse Change                          Section 2.1
Material Adverse Effect                          Section 2.1
Merger                                           Recitals
Nasdaq                                           Section 1.9
Nondisclosure Agreement                          Section 5.3
Objection                                        Section 8.4(c)
Objection Notice                                 Section 1.17(b)(iii)
Owned Real Property                              Section 3.17(a)
Parent                                           Introduction
Parent Ancillary Agreements                      Section 2.3
Parent Business Personnel                        Section 2.14
Parent Bylaws                                    Section 2.4
Parent Calculation                               Section 1.17(b)(i)

Defined Term                                     Section
------------                                     -------
Parent Charter                                   Section 1.19(b)(i)
Parent Common Stock                              Recitals
Parent Group Members                             Section 8.1(c)
Parent Letter                                    Section 2.4
Parent Permits                                   Section 2.7
Parent Plan                                      Section 2.12(c)
Parent Preferred Stock                           Recitals
Parent Rights                                    Section 2.2
Parent SEC Documents                             Section 2.5
Parent Stock Plans                               Section 2.2
Parent Stockholder Meeting                       Section 5.1(b)
Parent Superior Proposal                         Section 4.4(a)
Parent Takeover Proposal                         Section 4.4(a)
Parent Third Party                               Section 5.5(e)
Per Share Excess Working Capital                 Section 1.17(a)
Per Share Merger Consideration                   Section 1.6(c)
Permitted Encumbrance                            Section 2.6(b)(iii)
Person                                           Section 3.16
Post Closing Sale                                Section 5.15(d)
Proxy Statement                                  Section 2.8
Registration Statement                           Section 2.3
Representatives' Accountant                      Section 1.17(b)(ii)
Restricted Stock Agreements                      Section 3.2(a)
Rights Agreement                                 Section 2.2
Rule 145 Affiliates                              Section 5.4
SEC                                              Section 2.3
Securities Act                                   Section 2.3
Series S Preferred Stock                         Section 3.2(a)
Share Issuance                                   Section 2.3
Shares                                           Section 1.6(c)
State Takeover Approvals                         Section 2.4
Stockholder Meetings                             Section 5.1(b)
Stockholder Representatives                      Section 8.6(a)
Sub                                              Introduction
Subsidiary                                       Section 2.1
Surviving Corporation                            Section 1.1
Target Working Capital                           Section 1.17(a)
Tax                                              Section 2.9(c)
Tax Return                                       Section 2.9(c)
Tax Sharing Arrangement                          Section 2.9(c)
Third Party Acquisition Event involving Parent   Section 5.5(e)
Transmittal Letter                               Section 1.7
Trompeter                                        Section 1.19(d)(vi)
Unaudited Financial Statements                   Section 3.5
Voting Agreements                                Recitals

Defined Term                                     Section
------------                                     -------
Westlake Properties                              Section 3.17(b)
Worker Safety Laws                               Section 2.13
Working Capital                                  Section 1.17(a)

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of July 2, 2003 (this "Agreement"), among Stratos Lightwave, Inc., a Delaware corporation ("Parent"), Sleeping Bear Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Sterling Holding Company, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, $0.01 par value, of the Company ("Company Common Stock"), and each issued and outstanding share of preferred stock, $0.01 par value, of the Company ("Company Preferred Stock"), in each case not owned directly or indirectly by Parent or the Company, will be converted into the right to receive (i) shares of Common Stock, $0.01 par value, of Parent ("Parent Common Stock") together with the associated Parent Rights (as hereinafter defined), and (ii) shares of a new series of Preferred Stock, $0.01 per share, of Parent to be designated as the Series B Preferred Stock (the "Parent Preferred Stock");

          WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

          WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith Citicorp Venture Capital Ltd., the William N. and Carol A. Stout Trust dated 11/24/98, the William N. and Carol A. Stout Charitable Remainder Unit Trust, and the directors of the Company are entering into agreements with Parent dated as of the date hereof (the "Voting Agreements"), in the form of the attached Exhibit A, pursuant to which, among other things, each such Person has agreed to vote in favor of this Agreement and the Merger;

          WHEREAS, in order to induce Parent and Sub to enter into this Agreement, before the Closing Parent, the Indemnity Agent (as hereinafter defined), and the Stockholder Representatives (as hereinafter defined) shall enter into the Indemnity Escrow Agreement (the "Indemnity Agreement") substantially in the form of the attached Exhibit B; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder.

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a Constituent Corporation in the Merger; provided that such substituted corporation is a Delaware corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

          Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is duly filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

          Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

          Section 1.4 Plan of Reorganization. The parties hereto intend that this Agreement shall constitute a "plan of reorganization" for United States federal income tax purposes pursuant to which, for such purposes, the merger of Sub directly with and into the Company (in which each Company Stockholder (as hereinafter defined) is to receive solely the Per Share Merger Consideration (as hereinafter defined) provided for hereunder) is to be treated as a "reorganization" under Section 368(a) of the Code (to which each of Parent and the Company are to be parties under Section 368(b) of the Code).

          Section 1.5 Charter and Bylaws; Directors and Officers.

          (a) At the Effective Time, the Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended so that Article IV reads in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value." As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation.

          (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          (c) Effective at the Effective Time, Parent's Board of Directors shall consist of the eight individuals listed on Exhibit C and a ninth director to the extent designated by the Company prior to the filing of the Registration Statement (as hereinafter defined), and James W. McGinley shall continue as Parent's Chief Executive Officer, in each case, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. Parent shall use its best reasonable efforts to effect the provision of this Section 1.5(c). Parent's obligations with respect to the election of the Company's designees to Parent's Board of Directors shall be subject to Section 14(f) of the Exchange Act (as hereinafter defined) and Rule 14f-1 promulgated thereunder. The Company shall supply to Parent in writing and be solely responsible for any information specifically provided by it with respect to its director nominees required by
Section 14(f) and Rule 14f-1 for use in the Proxy Statement (as hereinafter defined), and Parent agrees to include such information in the Proxy Statement.

          (d) The parties currently intend that following the Merger, Parent shall continue to maintain its headquarters and principal operations in the Chicago, Illinois metropolitan area.

          Section 1.6 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a) Each issued and outstanding share of common stock, $0.01 par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

          (b) All shares of Company Common Stock or Company Preferred Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock or Company Preferred Stock owned by Parent shall be cancelled, and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Subject to the provisions of Sections 1.6(g), 1.9 and 1.11 hereof, each share of Company Common Stock and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined) and shares to be cancelled in accordance with Section 1.6(b)) (collectively, the "Shares") shall be converted into the right to receive the following: (i) the number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to 6,082,000 divided by the Fully Diluted Equity (as hereinafter defined), rounded down to the nearest whole share, and (ii) the number of validly issued, fully paid and nonassessable shares of Parent Preferred Stock equal to 50,000 divided by the Fully Diluted Equity, rounded down to the nearest whole share (together with any cash in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock to be paid pursuant to Section 1.9), (clauses (i) and (ii) collectively, the "Per Share Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate formerly representing any such Shares shall cease to have any rights with respect thereto, except the right to receive such amount and any dividends and other distributions in accordance with
Section 1.8. For purposes of this Agreement, "Fully Diluted Equity" means the aggregate of all issued and outstanding shares of Company Common Stock (assuming the conversion of all of the issued and outstanding shares of Company Preferred Stock) as of the Effective Time.

          (d) The shares of Parent Preferred Stock issued in connection with the Merger shall be issued pursuant to a Certificate of Designation substantially in the form of the attached Exhibit D (the "Certificate of Designation").

          (e) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time which are held of record by stockholders who shall not have voted such shares in favor of the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration, as set forth in Section 1.6(c), and cash in lieu of fractional shares as set forth in Section 1.9, but the holders thereof instead shall be entitled to, and the Dissenting Shares shall only represent the right to receive, payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if such a holder fails to demand properly in writing from the Surviving Corporation the appraisal of his or its shares in accordance with Section 262(d) of the DGCL or, after making such demand, subsequently delivers an effective written withdrawal of such demand, or fails to establish his or its entitlement to appraisal rights as provided in Section 262 of the DGCL, if so required, or
(ii) if a court shall determine that such holder is not entitled to receive payment for his or its shares or such holder shall otherwise lose his or its appraisal rights, then, in any such case, each share of Company Common Stock or Company Preferred Stock, as the case may be, held of record by such holder or holders shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration as set forth in Section 1.6(c), and cash in lieu of fractional shares as set forth in Section 1.9, upon surrender of the certificate or certificates representing such Dissenting Shares. Any cash paid in respect of Dissenting Shares shall be paid by the Company solely with its own funds, and the Company shall not be reimbursed therefor by Parent or any of its Subsidiaries, either directly or indirectly. The Company shall give Parent (x) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to Dissenting Shares or demands for appraisal and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of

Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          (f) In calculating the Per Share Merger Consideration payable under this Section 1.6, Parent shall be entitled to rely on the representations and warranties contained in Section 3.2(a) and the certificate delivered pursuant to
Section 6.3(f). If such representations, warranties and certificate are not correct, Parent shall have the right to adjust the Per Share Merger Consideration accordingly, and notwithstanding anything else to the contrary contained in this Agreement, in no event shall the aggregate merger consideration payable by Parent, Sub or the Surviving Corporation to the holders of equity interests in the Company in connection with the Merger or the transactions contemplated hereby be other than 6,082,000 shares of Parent Common Stock and 50,000 shares of Parent Preferred Stock.

          (g) If the Target Working Capital (as hereinafter defined) exceeds the Working Capital (as hereinafter defined) as finally determined pursuant to
Section 1.17(b), Parent shall be entitled, within 10 business days after such final determination, to receive from the Indemnity Fund an amount equal to such excess plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate. For purposes of this Agreement, "Agreed Rate" means the London Inter-Bank Offer Rate for six month deposits in United States dollars as quoted on Telerate Page 3750 on the Closing Date plus 25 basis points.

          Section 1.7 Delivery of Certificates and Payment of Cash. At or after the Effective Time, each holder of record of a certificate or certificates (collectively, the "Certificates") representing shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time (collectively, the "Company Stockholders") may surrender such Certificate or Certificates to Parent's designee as the exchange agent (the "Exchange Agent"), together with a letter of transmittal in customary form prepared by Parent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of such Certificates in exchange for the property described in the next sentence and which, if Parent elects, may include a stock power to be executed in blank with respect to any shares of Parent Common Stock to be deposited with the Indemnity Agent) (the "Transmittal Letter"). Parent shall promptly deliver or cause to be delivered upon surrender for cancellation to the Exchange Agent of all Certificates held by any Company Stockholder, together with the Transmittal Letter, duly executed, in exchange therefor (i) to such Company Stockholder, (x) one or more certificates representing ninety percent (90%) of the aggregate number of whole shares of Parent Common Stock (rounded up to the nearest whole share) and one hundred percent (100%) of the aggregate number of whole shares of Parent Preferred Stock into which the Company Common Stock or the Company Preferred Stock represented by the Certificate or Certificates so surrendered shall have been converted pursuant to
Section 1.6(c), (y) one hundred percent (100%) of the cash in lieu of any fractional share of Parent Common Stock and one hundred percent (100%) of the cash in lieu of any fractional share of Parent Preferred Stock in accordance with Section 1.9, and (z) one hundred percent (100%) of certain dividends and other distributions in accordance with Section 1.8; and (ii) in accordance with
Section 8.1, to the Indemnity Agent (as hereinafter defined), for deposit in the Indemnity Fund (as defined in the Indemnity Agreement), (x) one or more certificates representing the remaining ten percent (10%) of such number of whole shares of Parent Common Stock (rounded down to the nearest whole share) (all such shares held by the Indemnity Agent being collectively referred to as the "Indemnity Shares") and (y) one hundred percent (100%) of certain dividends and other distributions in accordance with
Section 1.8, and any Certificate so surrendered shall forthwith be cancelled.

          Section 1.8 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock or Parent Preferred Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person (as hereinafter defined) entitled by reason of the Merger to receive a certificate representing Parent Common Stock or Parent Preferred Stock until such Person surrenders the related Certificate or Certificates, as provided in Section 1.7, and no cash payment in lieu of fractional shares will be paid to any such Person pursuant to Section 1.9 until such Person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock or Parent Preferred Stock: (i) at the time of such surrender or as promptly as practicable thereafter, one hundred percent (100%) of the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock or Parent Preferred Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, one hundred percent (100%) of the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock or Parent Preferred Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock or Parent Preferred Stock to which such holder is entitled pursuant to Section 1.9; provided, that to the extent such dividends or other distributions relate to stock splits or other similar events, one hundred percent (100%) of such dividends or distributions with respect to the Indemnity Shares shall be deposited by Parent with the Indemnity Agent and shall be included in the Indemnity Fund in accordance with the Indemnity Agreement. In no event shall the Person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock or Parent Preferred Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock or Parent Preferred Stock in a name other than that of the registered holder of the Certificate surrendered or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have received the payment in respect of which such deduction and withholding was made by Parent.

          Section 1.9 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock or Parent Preferred Stock, as the case may be, shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a securityholder of Parent. In lieu of any such fractional share of Parent Common Stock, each holder of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid one hundred percent (100%) of an amount in cash (without interest), rounded down to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on The Nasdaq National Market ("Nasdaq") on the date immediately before the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on Nasdaq on such date, the first date of trading of shares of Parent Common Stock on Nasdaq immediately before such date) by (ii) the fractional interest of a share of Parent Common Stock to which such holder would otherwise be entitled. In lieu of any such fractional share of Parent Preferred Stock, each holder of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to a fraction of Parent Preferred Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount of cash (without interest), rounded down to the nearest cent, determined by multiplying (i) $100 by (ii) the fractional interest of a share of Parent Preferred Stock to which such holder would otherwise be entitled.

          Section 1.10 Return of Exchange Fund. Any portion of the Parent Common Stock, Parent Preferred Stock or cash in lieu of fractional shares which remains undistributed by the Exchange Agent to the Company Stockholders for 60 days after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such Company Stockholders who have not theretofore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, Parent Preferred Stock, any cash in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock and any dividends or distributions with respect to Parent Common Stock or Parent Preferred Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock or Company Preferred Stock for any consideration payable in accordance with this Article I which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 1.11 Adjustment of Per Share Merger Consideration. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, Company Common Stock or Company Preferred Stock, or any change or conversion of Parent Common Stock, Company Common Stock or Company Preferred Stock into other securities (or if a record date with respect to any of the foregoing should occur), or any issuance of securities by Parent pursuant to the Rights Agreement, in each case prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Per Share Merger Consideration, and all references to the Per Share Merger Consideration in this Agreement shall be deemed to be to the Per Share Merger Consideration, as so adjusted.

          Section 1.12 No Further Ownership Rights in Company Common Stock or Company Preferred Stock. All shares of Parent Common Stock and Parent Preferred Stock issued, and all cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.9), shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock represented by such Certificates.

          Section 1.13 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

          Section 1.14 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, (a) if such Person is the holder of record of such Certificate as set forth in Section 3.2(c)(i) of the Company Letter (as hereinafter defined) and if required by Parent or the Exchange Agent, upon the execution by such Person of an indemnification agreement covering any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, or (b) if such Person is not the holder of record of such Certificate as set forth in Section 3.2(c)(i) of the Company Letter and if required by Parent or the Exchange Agent, upon the posting by such Person of a bond, in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, Parent or the Exchange Agent will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the shares of Parent Preferred Stock, any cash in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock to which the holders thereof are entitled pursuant to
Section 1.9 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8.

          Section 1.15 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

          Section 1.16 Affiliates. Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, Certificates surrendered for exchange by any Person who may be deemed a Rule 145 Affiliate of the Company (as determined pursuant to Section 5.4) for purposes of Rule 145 under the Securities Act (as hereinafter defined) shall not be exchanged until Parent has received an executed Company Affiliate Letter (as hereinafter defined) from such Person.

          Section 1.17 Excess Working Capital Adjustment.

          (a) Certain Definitions. For purposes of this Agreement:

          (i) "Working Capital" means the current assets of the Company and its Subsidiaries consisting of cash, accounts receivable less allowance for doubtful accounts, inventories, income tax receivables and prepaid expenses minus all current liabilities of the Company and its Subsidiaries, in each case determined as of the Effective Time in accordance with the Agreed Accounting Principles; provided, that such assets and liabilities shall be adjusted as follows without duplication:

              (A) the legal fees and costs accrued and unpaid to the Company's outside corporate counsel relating to the Merger and the other transactions contemplated by this Agreement of $1 million or less shall not be deemed to be current liabilities of the Company and its Subsidiaries;

              (B) the following shall be deemed to be current liabilities of the Company and its Subsidiaries as of Effective Time (to the extent not paid prior to the Effective Time): (1) any expenses relating to the Merger and the other transactions contemplated by this Agreement not included in clause (A) immediately above, (2) an amount equal to $552,000 minus the amount of current liabilities incurred by the Company between the date of this Agreement and immediately before the Effective Time for capital expenditures,
              (3) any expenses to be incurred by the Company or any of its Subsidiaries following the date of this Agreement in connection with relocating the Company's manufacturing operations from its Westlake Village, California facility to its Mesa, Arizona facility (provided that any such expenses which have not been incurred or paid prior to the Effective Time shall be based upon actual expenditures reasonably incurred after the Effective Time or, if actual expenditures have not been incurred prior to the Parent Calculation (as hereinafter defined), shall be estimated by Parent in good faith, subject to the reasonable review of the Stockholder Representatives), (4) the aggregate Tax liability payable by the Company and its Subsidiaries in connection with the actions contemplated by Section 5.15 (including, without limitation, the transfers and distribution described therein), as determined by Parent in good faith based on the Agreed Values (as hereinafter defined), (5) any withholding amounts owed under federal, state and local income Tax laws in connection with (x) cancellation of the indebtedness owed to the Company with respect to the purchase of Company Common Stock (as set forth in Section 1.17(a) of the Company Letter) which the Company does not collect from the borrowers under such indebtedness or (y) the waiver of the exercise price of any Company Stock Option, in each case as determined by Parent in good faith, (6) any bonuses payable to officers, directors or employees of the Company and its Subsidiaries, and (7) all Tax liabilities payable by the Company and its Subsidiaries with respect to the period to and including the Effective Time (determined on a "closing of the books" basis); and

                (C) the following shall be deemed to be current assets of the Company and its Subsidiaries as of the Effective Time: any actual Tax benefit or actual reduction in Tax liability, to the extent not otherwise taken into account as a reduction in liability pursuant to clause (B) immediately above, attributable to (1) cancellation of the indebtedness owed to the Company with respect to the purchase of Company Common Stock (as set forth in Section 1.17(a) of the Company Letter), (2) the expenses of the Company and its Subsidiaries deemed to be current liabilities pursuant to this Section 1.17(a), and (3) the disposition by the Company of obsolete inventory, in each case not resulting from any expenses described in clause (A) immediately above;

          (ii) "Excess Working Capital" means the amount by which the Working Capital exceeds the Target Working Capital;

          (iii) "Target Working Capital" means $10,500,000;

          (iv) "Agreed Accounting Principles" means the generally accepted accounting principles used in the preparation of the Balance Sheet applied in a manner consistent with the preparation of the Balance Sheet, provided that no adjustments shall be made as a result of changes caused solely by the Merger; and

          (v) "Per Share Excess Working Capital" means the Excess Working Capital divided by the Fully Diluted Equity.

          (b) Post-Closing Determination of Excess Working Capital. If the Company declares the dividend contemplated by Section 5.16(a), then:

          (i) As promptly as practicable (but no later than 90 days) following the Closing Date, Parent shall cause to be prepared and delivered to the Stockholder Representatives Parent's calculation of the Working Capital of the Company and its Subsidiaries as of the Closing Date, prepared in accordance with the Agreed Accounting Principles and setting forth in reasonable detail the basis therefor (the "Parent Calculation").

          (ii) During the preparation of the Parent Calculation and the period of any dispute within the contemplation of this Section 1.17, Parent shall provide the Stockholder Representatives and their independent certified public accountant (the "Representatives' Accountant") with reasonable access to Parent's work papers prepared in connection with the Parent Calculation (such access to be afforded upon receipt of reasonable advance notice and during normal business hours), and the Stockholder Representatives and the Representatives' Accountant shall be entitled to review and discuss such work papers with Parent.

          (iii) The Stockholder Representatives shall have 30 days following receipt of the Parent Calculation to review such calculation. Unless the Stockholder Representatives deliver written notice (an "Objection Notice") to Parent on or prior to the 30th day after receipt of the Parent Calculation specifying in reasonable detail their objections to the Parent Calculation, the Excess Working Capital as shown on the Parent Calculation shall be final, binding and conclusive on the parties. If the Stockholder Representatives deliver an Objection Notice to Parent within such 30-day period, Parent and the Stockholder Representatives shall, within 30 days after Parent has received the Objection Notice (the "Adjustment Resolution Period"), negotiate in good faith and use commercially reasonable efforts to resolve by written agreement their differences as to the Parent Calculation. Any resolution by them as to any disputed item shall be final, binding, conclusive and nonappealable.

          (iv) If, at the conclusion of the Adjustment Resolution Period, Parent and the Stockholder Representatives have not resolved all disputes set forth in the Objection Notice, then all such disputes that have not been resolved shall be submitted for resolution to the Chicago office of Deloitte & Touche or such other accounting firm of national recognition mutually acceptable to Parent and the Stockholder Representatives (the "Independent Accounting Firm"). If requested by the Independent Accounting Firm, Parent and the Stockholder Representatives agree to execute a reasonable engagement letter. All fees and expenses of the Independent Accounting Firm hereunder shall be borne 75% by the Company and 25% by the Stockholder Representatives, who shall be entitled to be reimbursed therefor from the Indemnity Fund pursuant to Section 7(b) of the Indemnity Agreement. Parent and the Stockholder Representatives shall direct the Independent Accounting Firm to render a determination as promptly as reasonably practicable (and in any event not later than 30 days) after its engagement, and Parent, the Stockholder Representatives and their respective agents will cooperate with the Independent Accounting Firm during its engagement. The Independent Accounting Firm's determination with respect to such remaining disputed items shall be set forth in a written statement delivered to Parent and the Stockholder Representatives, and shall be final and binding on all parties including the Company Stockholders.

          (v) For the avoidance of doubt, no determination or agreement with respect to the Parent Calculation or Excess Working Capital contemplated by this Section 1.17 shall limit the representations, warranties, covenants and agreements of the Company set forth elsewhere in this Agreement.

          (vi) If Excess Working Capital has not been finally determined pursuant to Section 1.17(b) by January 5, 2004, then no later than January 9, 2004, Parent shall cause to be prepared and delivered to the Stockholder Representatives its estimate of Excess Working Capital as of the Closing Date, based on the Parent Calculation if completed by then, with any disputes set forth in the Objection Notice that have not been resolved being treated as a reduction therein (such estimate, the "Interim Excess Working Capital"). For purposes of this Agreement, "Interim Per Share Excess Working Capital" means the Interim Excess Working Capital divided by the Fully Diluted Equity.

          Section 1.18 Associated Rights. References in Article I of this Agreement to Parent Common Stock shall include, unless the context otherwise requires, the associated Parent Rights.

          Section 1.19 Closing; Closing Deliveries.

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree (the date and time on which the Closing actually occurs is referred to herein as the "Closing Date").

          (b)   Subject to fulfillment or waiver of the conditions set forth in
Article VI, at the Closing Parent shall deliver to the Company all of the following:

          (i) a copy of the Restated Certificate of Incorporation, as amended, of Parent including, without limitation, the Certificate of Designation for the Series B Preferred Stock (the "Parent Charter"), certified as of a recent date by the Secretary of State of the State of Delaware;

          (ii) a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iii) a certificate of the Secretary or an Assistant Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Parent Charter since the certification date specified in Section 1.19(b)(i), (B) the Bylaws of Parent, (C) the resolutions of the Board of Directors of Parent authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the resolutions of the stockholders of Parent approving the Share Issuance (as hereinafter defined) and (E) the incumbency and signatures of the officers of Parent executing this Agreement and any Parent Ancillary Agreement;

          (iv) all consents, waivers or approvals obtained by Parent with respect to the consummation of the transactions contemplated by this Agreement; and

          (v) the certificates contemplated by Sections 6.2(a), 6.2(b) and 6.2(e).

          (c)   Subject to fulfillment or waiver of the conditions set forth in
Article VI, at the Closing Sub shall deliver to the Company all of the following:

          (i) a copy of the Certificate of Incorporation of Sub certified as of a recent date by the Secretary of State of the State of Delaware;

          (ii) a certificate of good standing of Sub, issued as of a recent date by the Secretary of State of the State of Delaware; and

          (iii) a certificate of the Secretary or an Assistant Secretary of Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Certificate of Incorporation of Sub since the certification date specified in Section 1.19(c)(i), (B) the Bylaws of Sub, (C) the resolutions of the Board of Directors of Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the written consent of Parent in its capacity as sole stockholder of Sub adopting this Agreement in accordance with Section 251 of the DGCL and (E) the incumbency and signatures of the officers of Sub executing this Agreement and any other agreement or certificate executed by Sub in connection with the Closing.

          (d)    Subject to fulfillment or waiver of the conditions set forth in
Article VI, at the Closing the Company shall deliver to Parent all of the following:

          (i) a copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Delaware;

          (ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Company Charter since the certification date specified in Section 1.19(d)(i), (B) the Bylaws of the Company, (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the resolutions of the stockholders of the Company approving and adopting this Agreement in accordance with
     Section 251 of the DGCL and (E) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement;

          (iv) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement;

          (v) the certificates contemplated by Sections 6.3(a), 6.3(b), 6.3(f), 6.3(g), 6.3(h), 6.3(i), 6.3(j) and 6.3(k); and

          (vi) the Leases (as hereinafter defined), duly executed by the LLC (as hereinafter defined) and Trompeter Electronics, Inc. ("Trompeter").

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub represent and warrant to the Company as follows:

          Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. None of the following shall be deemed, by itself or by themselves, to constitute a Material Adverse Change or Material Adverse Effect: (i) conditions affecting the industry in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate, (ii) conditions affecting the U.S. economy as a whole, or
(iii) in the case of Parent, any change in the market price of Parent Common Stock.

          For purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust, association or other entity.

          Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock and have been reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to the holders of Parent Common Stock pursuant to the Rights Agreement, dated as of March 23, 2001, between Parent and Mellon Investor Services LLC (the "Rights Agreement"). At the close of business on June 30, 2003, (i) 7,357,075 shares of Parent Common Stock were issued and outstanding,
(ii) 27,846 shares of Parent Common Stock were held in the treasury of Parent or by Subsidiaries of Parent, (iii) no shares of Parent preferred stock were issued or outstanding and (iv) 760,878 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options, warrants or other rights to purchase or otherwise acquire shares of Parent Common Stock under Parent's plans or other arrangements or pursuant to any plans or arrangements assumed by Parent in connection with any acquisition, business combination or similar transaction (collectively, the "Parent Stock Plans"). Section 2.2 of the Parent Letter (as hereinafter defined) sets forth a true and correct schedule as of June 30, 2003 of the aggregate number of outstanding restricted stock, options and similar securities, showing the exercise prices and vesting schedules of such securities. As of the date of this Agreement, and except as set forth above, except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock and Parent Preferred Stock issuable upon conversion of Company Common Stock and Company Preferred Stock at the Effective Time in accordance with Section 1.6(c) of this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. All issued and outstanding shares of Parent Common Stock have been issued in compliance with all appropriate securities laws. Parent has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture (as hereinafter defined).

          Section 2.3 Authority. The Boards of Directors of Parent and Sub have declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and Parent, as sole stockholder of Sub, has approved and adopted this Agreement in accordance with the DGCL. The Board of Directors of Parent has approved the issuance of Parent Common Stock and Parent Preferred Stock in connection with the Merger (the "Share Issuance") and has approved the amendment to the Rights Agreement in the form attached hereto as Exhibit E and the other agreements to be entered into by it as contemplated hereby (such amendment and other agreements, the "Parent Ancillary Agreements") and has resolved to recommend approval of the Share Issuance by Parent's stockholders and directed that the Share Issuance be submitted to Parent's stockholders for approval. Parent has the requisite corporate power and authority to enter into this Agreement and the Parent Ancillary Agreements, and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated hereby and thereby and to effect the Share Issuance. Sub has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the Parent Ancillary Agreements by Parent, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub. The Parent Ancillary Agreements executed as of the date hereof have been duly executed and delivered by Parent. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its respective terms, and each of the Parent Ancillary Agreements, upon execution and delivery thereof by Parent, will constitute the valid and binding obligation of Parent enforceable against it in accordance with its respective terms, except to the extent its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The filing of a registration statement on Form S-4 with the Securities Exchange Commission ("SEC") by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), has been duly authorized by Parent's Board of Directors.

          Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations described in this Section
2.4 have been made, except as set forth in Section 2.4 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), the execution and delivery of this Agreement by Parent and Sub, and the Parent Ancillary Agreements by Parent, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (a) the Parent Charter or the Bylaws of Parent (the "Parent Bylaws") or the Certificate of Incorporation or Bylaws of Sub, (b) the comparable charter or organizational documents of any of Parent's Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (d) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (c) or (d), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or, in the case of Parent, under the Parent Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by Parent or Sub. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or the Parent Ancillary Agreements by Parent or is necessary for the consummation by Parent or Sub of the Merger and the other transactions contemplated by this Agreement or the Parent Ancillary Agreements, except for
(i) compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger and Certificate of Designation with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in Section 5.9; (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and Nasdaq, (vi) applicable requirements, if any, under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or, in the case of Parent, under the Parent Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by Parent or Sub.

          Section 2.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC between May 1, 2002 and the date hereof (the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

          Section 2.6 Absence of Certain Changes or Events. (a) Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.6(a) of the Parent Letter, since February 1, 2003 there has been:

          (i)   no Material Adverse Change with respect to Parent; and

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any material assets or business of Parent or any of its Subsidiaries, other than any such damages, destructions, losses, claims, condemnations or takings that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

          (b) Except as set forth in Section 2.6(b) of the Parent Letter or as disclosed in the Parent SEC Documents, since February 1, 2003 through the date hereof, Parent and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since February 1, 2003 through the date hereof, except as set forth in Section 2.6(b) of the Parent Letter or as disclosed in the Parent SEC Documents, neither Parent nor any of its Subsidiaries has:

          (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities;

          (ii) undertaken or committed to undertake capital expenditures, other than capital expenditures that do not exceed $1,000,000 for any single project or related series of projects or $2,500,000 in the aggregate;

          (iii) mortgaged or pledged, or imposed or suffered to be imposed any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind (an "Encumbrance"), on, any of the assets reflected on Parent's financial statements as of February 1, 2003 or any assets acquired by Parent or any of its Subsidiaries after such date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for (A) liens for taxes and other governmental charges and assessments which are not yet due and payable, (B) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (C) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by the consummation of the transactions contemplated by, this Agreement, and do not materially detract from the value or marketability of, or materially impair the existing use of, the property affected by such lien or imperfection (each, a "Permitted Encumbrance");

          (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13), other than indebtedness or lease obligations that do not exceed $100,000 in the aggregate;

          (v) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

          (vi) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

          (vii) instituted any increase in any compensation payable to any employee or director Parent or any of its Subsidiaries or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of Parent or any of its Subsidiaries except, in case of employees other than directors or executive officers, salary, bonus or equity compensation increases in connection with annual, quarterly or periodic compensation reviews in the ordinary course of business consistent with Parent's past practice;

          (viii) settled or compromised any material federal, state, local or foreign income tax liability;

          (ix) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (x) made any change in the accounting principles and practices used by Parent from those applied in the preparation of the financial statements contained in the Parent SEC Documents; or

          (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

          (c) Except as set forth in Section 2.6(c) of the Parent Letter or as disclosed in the Parent SEC Documents, neither Parent nor any of its Subsidiaries is subject to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the most recent audited balance sheet set forth in the Parent SEC Documents, other than liabilities of the same nature as those set forth in such balance sheet and the notes thereto and reasonably incurred in the ordinary course of its business consistent with past practice after the date of such balance sheet and other than liabilities as would not have a Material Adverse Effect on Parent.

          Section 2.7 Permits and Compliance. Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (a) charter, bylaws or other organizational documents, (b) any applicable law, ordinance, administrative or governmental rule or regulation or
(c) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (a), (b) and (c), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.7 of the Parent Letter.

          Section 2.8 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as hereinafter defined) (together with any amendments or supplements thereto, the "Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meetings any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act.

          Section 2.9 Tax Matters. (a) Except as otherwise set forth in Section 2.9(a) of the Parent Letter, (i) each of Parent and each Subsidiary of Parent has filed all Tax Returns (as hereinafter defined) required to be filed, except to the extent that any failure to file would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all such Tax Returns are complete and accurate and disclose all Taxes (as hereinafter defined) required to be paid by Parent and each Subsidiary of Parent for the periods covered thereby, except to the extent that any failure to be complete and accurate would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on Parent;
(iii) all Taxes (whether or not shown on any Tax Return) owed by Parent or any Subsidiary of Parent have been timely paid, except to the extent that any failure to timely pay such Taxes would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) the Tax Returns referred to in clause (i), to the extent related to federal income Taxes, have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which each such Tax Return was required to be filed (taking into account all applicable extensions and waivers) has expired; (v) to the Knowledge of Parent, there is no claim or assessment pending or proposed with respect to Taxes of Parent or any Subsidiary of Parent, which, if determined in a manner adverse to Parent or such Subsidiary, would have a Material Adverse Effect on Parent; (vi) all deficiencies asserted in writing or assessments made in writing as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full or are being timely and properly contested; (vii) there are no material liens for Taxes upon the assets of Parent or any Subsidiary of Parent except liens relating to current Taxes not yet due; (viii) all Taxes which Parent or any Subsidiary of Parent are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity, except to the extent that any failure to withhold, collect or pay would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (ix) neither Parent nor any Subsidiary of Parent has been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distributions as one to which
Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

          (b) Except as set forth in Section 2.9(b) of the Parent Letter, as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth in Section 2.9(b) of the Parent Letter, as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits will be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

          (c) For purposes of this Agreement: (i) "Tax" (and, with the correlative meaning "Taxes") means (A) any federal, state, local, foreign or provincial income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, occupation, premium, capital stock, profits, social security (or similar), unemployment, disability, estimated reclamation fees or environmental (including Taxes under Section 59A of the Code) or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty addition to Tax or additional amount imposed by any Governmental Entity; and (B) any liability for the payment of amounts with respect to payments of a type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax Sharing Arrangement (as hereinafter defined) or Tax indemnity arrangement, (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax, and (iii) "Tax Sharing Arrangement" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return.

          Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in Section 2.10 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries or against or involving any of the present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. Except as set forth in the Parent SEC Documents and except as set forth in
Section 2.10 of the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of Parent, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

          Section 2.11 Certain Agreements. Except as set forth in Section 2.11 of the Parent Letter or as disclosed in the Parent SEC Documents, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in Section 2.11 of the Parent Letter or as disclosed in the Parent SEC Documents, no holder of any option or other right to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from Parent or any Subsidiary in lieu of or in exchange for such option, other right or shares.

          Section 2.12 ERISA. (a) Except as would not have a Material Adverse Effect on Parent, each Parent Plan (as hereinafter defined) complies in all respects with Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations. Neither Parent nor any of its ERISA Affiliates (as hereinafter defined) currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained, contributed to or had any liability under, (i) any pension plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (ii) any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

          (b) With respect to the Parent Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate or Parent Plan fiduciary could be subject to any liability (other than any liability for benefits payable in the normal course) under the terms of such Parent Plans, ERISA, the Code or any other applicable law, which would have a Material Adverse Effect on Parent. All Parent Plans that are intended by their terms to be, or are otherwise treated by Parent as, qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified, or a timely application for such determination is now pending and Parent is not aware of any reason why any such Parent Plan is not so qualified in operation. Except as set forth in Section 2.12(b) of the Parent Letter, neither Parent nor any of its ERISA Affiliates has any liability or obligation under any welfare plan or agreement to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

          (c) As used herein, (i) "Parent Plan" means (w) a "pension plan" (as defined in Section 3(2) of ERISA), (x) a "welfare plan" (as defined in Section 3(1) of ERISA), (y) any other profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, vacation, retention, severance, medical, dental, vision, disability, death benefit, sick leave or insurance plan, arrangement or understanding, or
(z) any material bonus, holiday pay or fringe benefit plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

             Section 2.13 Compliance with Worker Safety and Environmental Laws. Except as set forth in Section 2.13 of the Parent Letter or as disclosed in the Parent SEC Documents, the properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent.

             Section 2.14 Labor Matters. Except as set forth in Section 2.14 of the Parent Letter, Parent and each of its Subsidiaries have complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of its business and are not liable for any arrears of wages or any withholding taxes or penalties for failure to comply with any of the foregoing, except for any possible noncompliance or liability that would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

             Section 2.15 Intellectual Property. (a) Except as set forth in
Section 2.15 of the Parent Letter, Parent and its Subsidiaries have through ownership or licensing all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary to conduct the business of Parent and its Subsidiaries as currently conducted or planned to be conducted by Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. Except as set forth in Section 2.15 of the Parent Letter, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

             (b) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.15 of the Parent Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of Parent, threatened that challenge or question Parent's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

             (c) Except as set forth in Section 2.15 of the Parent Letter, all patents, registered trademarks, service marks and copyrights which are held by Parent or any of its Subsidiaries and which are material to the business of Parent and its Subsidiaries, taken as a whole, are to the Knowledge of Parent valid and subsisting.

             Section 2.16 Contracts. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section
2.16 of the Parent Letter, all contracts and agreements required to be filed by Parent between May 1, 2002 and the date hereof as material contracts pursuant to
Item 601 of Regulation S-K under the Securities Act have been filed. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section 2.16 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

             Section 2.17 Takeover Statutes and Charter Provisions. The action of the Board of Directors of Parent in approving this Agreement and the transactions contemplated hereby is sufficient to render inapplicable to Parent, Sub, the Merger and this Agreement the provisions of Section 203 of the DGCL. To the Knowledge of Parent, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Agreement, the Voting Agreements, the Parent Ancillary Agreements and the Company Ancillary Agreements, and the transactions contemplated hereby and thereby.

             Section 2.18 Required Vote of Parent Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is required to approve the Share Issuance. No other vote of the securityholders of Parent is required by law, the Parent Charter, the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

             Section 2.19 Brokers. Other than CIBC World Markets Corp., with respect to which the fees due by Parent shall be paid by Parent, no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

             Section 2.20 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

             Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Except as set forth in Section 3.1 of the Company Letter, each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification or good standing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

             Section 3.2  Capital Structure.

             (a) The authorized capital stock of the Company consists of 12,600,000 shares of Company Common Stock and 5,100,000 shares of Company Preferred Stock, of which 5,083,980 shares have been designated as Series S Convertible Preferred Stock (the "Series S Preferred Stock"). At the close of business on July 1, 2003, (i) 2,230,522 shares of Company Common Stock and 5,083,980 shares of Series S Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock and no shares of Series S Preferred Stock were held by Subsidiaries of the Company and (iii) 30,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Company Common Stock pursuant to the Company Stock Option Agreements

(as hereinafter defined). All Company Stock Options and all shares of Company Common Stock issuable upon the exercise of such options are free and clear of any preemptive rights. Since July 1, 2003 except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options or upon the conversion of shares of Company Preferred Stock, in each case, in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All of the Company Stock Options not exercised prior to the Effective Time will be cancelled as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as set forth above and except upon conversion of the outstanding shares of Company Preferred Stock, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. True and complete copies of (w) the Company Charter, (x) the Bylaws of the Company, as amended (the "Company Bylaws"), (y) the Stock Option Agreement dated April 20, 1998 between the Company and Robert Thiele and the Stock Option Agreement dated October 18, 2000 between the Company and Stanley Hardin (collectively, the "Company Stock Option Agreements") and (z) each of the Restricted Stock Agreements and other agreements pursuant to which currently outstanding shares of capital stock of the Company were originally issued by the Company set forth in Section 3.2(a) of the Company Letter (collectively, the "Restricted Stock Agreements") have been delivered to Parent. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.2(a) of the Company Letter

             (b) Each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent, as the case may be) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

             (c) Section 3.2(c)(i) of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the "Company Letter"), sets forth the name and address of each holder of record of shares of capital stock of the Company outstanding on the date hereof, together, in each case, with the number of shares of Company Common Stock and the number of shares of Series S Preferred Stock held by such holder. Section 3.2(c)(ii) of the Company Letter also sets forth each option to purchase Company Common Stock issued by the Company, together, in each case, with the number of shares issuable upon exercise thereof, the grant date and the name and address of the record owner thereof. One share of Company Common Stock is issuable upon conversion of a share of Series S Preferred Stock.

             (d) Section 3.2(d) of the Company Letter sets forth a list of all Subsidiaries of the Company and the jurisdiction in which each such Subsidiary is organized. True and complete copies of the certificate of incorporation, bylaws or similar organizational documents of each such Subsidiary have been delivered to Parent. Neither the Company nor any of its Subsidiaries participates in or has any interest in any Joint Venture, other than the Company's ownership of 1,307,190 shares of Series B Convertible Redeemable Preferred Stock of Corona Optical Systems, Inc., a Delaware corporation ("Corona"), acquired pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of February 19, 2003, by and among Corona, the Company and the other investors party thereto (the "Corona Stock Purchase Agreement). Except as set forth in Article II of the Corona Stock Purchase Agreement with respect to the Third Closing (as defined therein), neither the Company nor any of its Subsidiaries has any obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture.
Section 3.2(d) of the Company Letter sets forth a list of all agreements relating to the Company's investment in Corona to which the Company is a party, true and complete copies of which have been delivered by the Company to Parent. For purposes of this Agreement, "Joint Venture" means any corporation, limited liability company, partnership, joint venture, trust, association or other entity which is not a Subsidiary of Parent or the Company, as the case may be, and in which (i) Parent or the Company, as the case may be, directly or indirectly owns or controls any shares of any class of the outstanding voting securities or other equity interests or (ii) Parent or the Company, as the case may be, or one of its Subsidiaries is a general partner.

             (e) At the Effective Time, the LLC will not have any assets other than the LLC Assets (as hereinafter defined).

             (f) All issued and outstanding shares of Company Common Stock and Series S Preferred Stock have been issued in compliance with all appropriate securities laws and are subject to all appropriate restrictions on transfer in connection with such laws.

             Section 3.3 Authority. (a) The Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, approved of the Voting Agreements, and approved the other agreements to be entered into by the Company as contemplated hereby (such other agreements (other than the Voting Agreements), the "Company Ancillary Agreements"), resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has the requisite corporate power and authority to enter into this Agreement and the Company Ancillary Agreements and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company. The Company Ancillary Agreements executed as of the date hereof have each been duly executed and delivered by the Company, and no other corporate action on the part of the Company is necessary in connection therewith. Assuming the valid authorization, execution and delivery by the other parties thereto and the validity and binding effect hereof and thereof on the other parties thereto, this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, and each of the Company Ancillary Agreements upon execution and delivery thereof by the Company will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

             (b) Upon the execution and delivery by the Stockholder Representatives of the Indemnity Agreement, the Indemnity Agreement will constitute the valid and binding obligation of the Stockholder Representatives, enforceable against the Stockholder Representatives in accordance with its terms. The Stockholder Representatives have the requisite power and authority to enter into the Indemnity Agreement and to fulfill the terms thereof contemplated thereby.

             Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this
Section 3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company do not, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the transactions contemplated by Section 5.15) and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the Company Charter or the Company Bylaws, (b) the comparable charter or organizational documents of any of the Company's Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, guaranty, lease or other agreement, instrument, permit, concession, franchise or license material to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (c), any such violations, defaults, rights, liens, security interests, charges or encumbrances that are immaterial, or (d) any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (d), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Company Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by the Company. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Company Ancillary Agreements by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Company Ancillary Agreements, except for (i) compliance with the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.9, (v) applicable requirements, if any, of Blue Sky Laws, (vi) applicable requirements, if any, under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Company Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby by the Company.

             Section 3.5 Financial Statements. The Company has delivered to Parent (a) the balance sheet (the "Balance Sheet") of the Company and its subsidiaries as of December 31, 2002 (the "Balance Sheet Date") and the related statements of income, stockholders' equity and cash flows for the year then ended, together with the appropriate notes to such financial statements, accompanied by the report thereon of KPMG LLP, independent public accountants (the "Audited Financial Statements") and (b) the unaudited balance sheet of the Company and its subsidiaries as of May 31, 2003 and the related unaudited statements of income, stockholders' equity and cash flows for the five-month period ended May 31, 2003 (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). Except as disclosed in the notes thereto, the Financial Statements have been prepared in conformity with GAAP consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries at the dates of such balance sheets and the results of its operations and cash flows for the respective periods indicated (subject, in the case of the Unaudited Financial Statements, to normal year end adjustments and any other adjustments described therein, to the absence of footnotes, and to the fact that the Company's investment in Corona is not reflected in the Unaudited Financial Statements, which investment should have been accounted for under the equity method).

             Section 3.6  No Dividends; Absence of Certain Changes or Events.

             (a) Except as set forth in Section 3.6(a) of the Company Letter, since January 1, 2000, neither the Company nor any of its partially-owned Subsidiaries has ever declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders (and no record date with respect to any of the foregoing has occurred) or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock or other equity interest.

             (b) Except as set forth in Section 3.6(b) of the Company Letter, since the Balance Sheet Date there has been:

             (i)  no Material Adverse Change with respect to the Company; and

             (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any material assets or business of the Company or any of its Subsidiaries, other than any such damages, destructions, losses, claims, condemnations or takings that, individually or in the aggregate, would not have a Material Adverse Effect on the Company or any of its Subsidiaries.

             (c) Except as set forth in Section 3.6(c) of the Company Letter, since the Balance Sheet Date through the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date through the date hereof, except as set forth in Section 3.6(c) of the Company Letter, neither the Company nor any of its Subsidiaries has:

             (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

             (ii) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any of its bonds, notes or other debt securities;

             (iii) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any Company Agreement (as hereinafter defined);

             (iv) undertaken or committed to undertake capital expenditures, other than (A) capital expenditures relating to the Company's new plating facility in Mesa, Arizona that do not exceed $500,000 in the aggregate (and the Company's good faith estimate of the total capital expenditures relating to such facility is $460,049)and (B) capital expenditures that do not exceed $100,000 for any single project or related series of projects or $250,000 in the aggregate;

             (v) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company or any of its Subsidiaries to any of the stockholders of the Company or any of their respective Affiliates (as hereinafter defined)), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company or any of its Subsidiaries after the Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice, except for the sale of the real estate located in Westlake Village, California disclosed in Section 3.6(c)(v) of the Company Letter and except for (A) liens for taxes and other governmental charges and assessments which are not yet due and payable, (B) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (C) Permitted Encumbrances;

             (vi) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

             (vii) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

             (viii) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice;

             (ix) instituted any increase in any compensation payable to any employee, director or consultant (other than consultants engaged specifically in connection with the transactions contemplated by this Agreement) of the Company or any of its Subsidiaries or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of the Company or any of its Subsidiaries except, in case of employees other than directors or executive officers, salary increases in connection with annual or periodic compensation reviews in the ordinary course of business consistent with the Company's past practice;

             (x) settled or compromised any material federal, state, local or foreign income tax liability;

             (xi) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

             (xii) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Financial Statements; or

             (xiii) entered into or become committed to enter into any other material transaction except in the ordinary course of business consistent with past practice.

             (d) Except as set forth in Section 3.6(d) of the Company Letter, neither the Company nor any of its Subsidiaries is subject to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of its business consistent with past practice after the Balance Sheet Date and liabilities as would not have a Material Adverse Effect on the Company.

             Section 3.7 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this

Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (a) its charter, bylaws or other organizational documents, (b) any applicable law, ordinance, administrative or governmental rule or regulation or (c) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (a), (b) and (c), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

             Section 3.8 Registration Statement and Proxy Statement. None of the information to be supplied by the Company for inclusion in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement or at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Stockholder Meetings, any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Proxy Statement or the Registration Statement, the Company shall deliver to Parent a description of such event in order to permit Parent promptly to file an appropriate amendment or supplement with the SEC and, as required by law, disseminate an appropriate amendment or supplement to the Company Stockholders. The Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the DGCL.

             Section 3.9  Tax Matters.

             (a)   Except as set forth in Section 3.9(a) of the Company Letter,
(i) each of the Company, each Subsidiary of the Company and each Company Group (as hereinafter defined) has filed all material Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and disclose all material Taxes required to be paid by the Company, each Subsidiary of the Company and each Company Group for the periods covered thereby; (iii) to the Knowledge of Company, neither the Company, any Subsidiary of the Company nor any Company Group is currently the beneficiary of any extension of time within which to file any Tax Return; (iv) all material Taxes (whether or not shown on any Tax Return) owed by the Company, any Subsidiary of the Company or any Company Group have been timely paid or extensions for payment have been properly obtained; (v) to the Knowledge of the Company, none of the Company, any Subsidiary of the Company or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (vi) to the Knowledge of the Company, the Tax Returns referred to in clause (i), to the extent related to income Taxes, have not been examined by the appropriate taxing authority; (vii) to the Knowledge of the Company, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company, any Subsidiary of the Company or any Company Group which, if determined in a manner adverse to the Company, would be material; (viii) all deficiencies asserted in writing or assessments made in writing as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full or are being timely and properly contested; (ix) to the Knowledge of the Company, there are no Tax rulings, requests for rulings, or closing agreements relating to the Company, any Subsidiary of the Company or any Company Group which could affect the liability for Taxes of the Company or any Subsidiary of the Company for any period after the Closing Date; (x) there are no material liens for Taxes upon the assets of the Company or any Subsidiary of the Company except liens relating to current Taxes not yet due; (xi) all material Taxes which the Company, any Subsidiary of the Company or any Company Group are required by law to withhold or to collect for payment have been duly withheld and collected and either have been paid to the appropriate Governmental Entity or accrued, reserved against and entered upon the books of the Company; (xii) neither the Company nor any Subsidiary of the Company has been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distributions as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied; (xiii) neither the Company nor any Subsidiary of the Company is, or has ever been, a party to or liable under a Tax Sharing Arrangement or Tax indemnity arrangement; and (xiv) the charges, accruals and reserves in respect of Taxes on the Balance Sheet are adequate in all material respects to provide for all unpaid Taxes (including any deferred Taxes) as of the Balance Sheet Date.

             (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code, and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

             (c) As a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, an "excess parachute payment" to a "disqualified individual" as those terms are defined in
Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth in Section 3.9(c) of the Company Letter, as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits will be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

             (d) None of the Company, any predecessor of the Company or any Subsidiary of the Company is (and none thereof has ever been) a member of (i) any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) other than the Company Group or (ii) any other group of corporations or entities which files or has filed Tax Returns on a combined, consolidated or unitary basis. No income or gain of the Company or any Subsidiary of the Company has been deferred pursuant to current or former Treasury Regulation (S)(S) 1.1502-13 or 14, or current or former Temporary Treasury Regulation (S)(S) 1.1502-13T or -14T, or Proposed Treasury Regulations (S) 1.1502-13. No excess loss account (as described in Treasury Regulation (S)(S) 1.1502-19 and -32) exists with respect to any Subsidiary of the Company.

             (e) The tax basis in each LLC Asset is set forth in Section 3.9(e) of the Company Letter.

             (f) For purposes of this Agreement, "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor), or any other group of corporations which, at any time on or before the Effective Time, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary of the Company, or any predecessor of the Company or any Subsidiary of the Company (or another such predecessor).

             Section 3.10  Actions and Proceedings. Except as set forth in
Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries or against or involving any of the present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. Except as set forth Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees or, to the Knowledge of the Company, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Company Ancillary Agreements.

             Section 3.11  Certain Agreements. Except as set forth in Section
3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option or other right to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option, other right or shares.

             Section 3.12  Employee Benefits.

             (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has delivered to Parent a true and correct copy of (i) the three (3) most recent annual reports (Form
5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten material Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan, if any, provided to participants, (vi) the most recent determination letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS or the Department of Labor relating to any outstanding controversy or audit. Each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time during the past six (6) years has maintained, contributed to or had any liability under, (x) any pension plan which is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (y) any multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

             (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company, its ERISA Affiliates or any Company Plan fiduciary could be subject to any liability, other than any liability for benefits payable in the normal course, under the terms of such Company Plans, ERISA, the Code or any other applicable law, which would have a Material Adverse Effect on the Company. All Company Plans that are intended by their terms to be, or are otherwise treated by the Company as, qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as set forth in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan or agreement to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

             (c) As used herein, "Company Plan" means (i) a "pension plan" (as defined in Section 3(2) of ERISA), (ii) a "welfare plan" (as defined in Section 3(1) of ERISA), (iii) any other written or oral profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, vacation, retention, severance, medical, dental, vision, disability, death benefit, sick leave or insurance plan, arrangement or understanding, or (iv) any written or oral material bonus, holiday pay or fringe benefit plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability.

             (d)  Section 3.12(d) of the Company Letter contains a list of all
(i) employment, compensation and other material agreements with current and former employees, consultants and independent contractors providing services to the Company or any ERISA Affiliate, and (ii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its current and former employees, consultants and independent contractors containing change of control or similar provisions (collectively, "Company Employment Agreements"). Except as set forth in Section 3.12(d) of the Company Letter, the Company has delivered to Parent a true and correct copy of each Company Employment Agreement and any amendments thereto.

             Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

             Section 3.14 Labor Matters. The Company and each of its Subsidiaries have complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of its business and are not liable for any arrears of wages or any withholding taxes or penalties for failure to comply with any of the foregoing, except for any possible noncompliance or liability that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and except as set forth in Section 3.14 of the Company Letter there is no unfair labor practice complaint or grievance pending or threatened in writing against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency with respect to the Company Business Personnel, except any complaint or grievance that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except any strike, dispute, slowdown or stoppage that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

             Section 3.15  Intellectual Property.

             (a) Except as set forth in Section 3.15(a) of the Company Letter, the Company and its Subsidiaries have through ownership or licensing all Intellectual Property Rights as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted or planned to be conducted by the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.15(a) of the Company Letter, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

             (b) Except as set forth in Section 3.15(b) of the Company Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of the Company, threatened that challenge or question the Company's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

             (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are to the Knowledge of the Company valid and subsisting.

             Section 3.16  Availability of Assets. Except as set forth in
Section 3.16 of the Company Letter, the assets owned or leased by the Company and its Subsidiaries constitute all the material assets used in its business (including all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear and immaterial impairments of value and damage) and serviceable condition and are generally suitable for the uses for which intended. There are no material services provided by any of the stockholders of the Company or any of their Affiliates to the Company or any Subsidiary of the Company utilizing either (i) assets not owned by the Company or its Subsidiaries as of the Effective Time or
(ii) Persons not employed by the Company or its Subsidiaries. For purposes of this Agreement, "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this Agreement, "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization.

             Section 3.17 Real Property. (a) Section 3.17(a) of the Company Letter sets forth a list and brief description of (i) each parcel of real property owned by the Company and any of its Subsidiaries (the "Owned Real Property") (showing the record title holder, location and any indebtedness secured by a mortgage or other Encumbrance thereon) and (ii) each contract, option or other right to which the Company or any of its Subsidiaries is a party to or bound by for the purchase or sale of real property. Except as set forth in
Section 3.17(a) of the Company Letter, the Company or the applicable Subsidiary, as the case may be, has good, marketable and insurable (at ordinary rates) title in fee simple to all Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances. All public utilities give adequate service to the Owned Real Property, and the Owned Real Property has all needed access to and from publicly dedicated streets. Except as set forth in Section 3.17(a) of the Company Letter, none of the buildings, structures or other improvements (including parking lots and roadways) comprising the Owned Real Property encroach in any material respect on any public or private lands or easements and rights-of-way or violate any building lines or setback requirements. True and complete copies of any (w) title opinions, (x) surveys and (y) appraisals conducted within the past five years in the possession of the Company or any of its Subsidiaries and (z) any policies of title insurance currently in force and in the possession of the Company and any of its Subsidiaries with respect to each parcel of Owned Real Property heretofore have been delivered by the Company to Parent.

             (b) Neither the Company nor any Subsidiary of the Company is lessee of, or holds or operates, any real property owned by any third Person. Immediately following the Effective Time, Trompeter shall have the right to quiet enjoyment of the Westlake Properties for the full term of the Leases (including any renewal option relating thereto), and the leasehold interests of Trompeter in the Westlake Properties shall not be subject or subordinate to any Encumbrance except for Permitted Encumbrances. For purposes of this Agreement, "Westlake Properties" means the premises located at (i) Suites 100, 104, 201, 202, 203, 205, 206 and 207 and, if requested by Trompeter, Suites 102 and 200 at 31194 La Baya Drive, Westlake Village, California and (ii) if Trompeter has not vacated the premises before the Effective Time, 31186 La Baya Drive, Westlake Village, California.

             (c) Neither the whole nor any part of the Owned Real Property is or was subject to any suit for condemnation, eminent domain or other taking by any public authority or other Person, and, to the Knowledge of the Company, no such condemnation, eminent domain or other taking is threatened or contemplated.

             Section 3.18 Personal Property Leases. Section 3.18 of the Company Letter contains a brief description of each lease or other agreement or right, whether written or oral, under which the Company or any Subsidiary of the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party, except for any such lease, agreement or right that is terminable by the Company or any Subsidiary of the Company without penalty or payment on notice of 30 days or less or which involves the payment by the Company or any Subsidiary of the Company of rentals of less than $100,000 per year.

             Section 3.19 Title to Assets. Each of the Company and its Subsidiaries has good title to all of its assets reflected on the Balance Sheet as being owned by it and all of the assets thereafter acquired by it (except to the extent that such assets have been disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Section 3.19 of the Company Letter.

             Section 3.20 Contracts. Except as set forth in Section 3.20 of the Company Letter, neither the Company nor any Subsidiary of the Company is a party to or bound by:

             (i) any contract for the purchase of goods or raw materials involving payments in excess of $250,000 in the aggregate, other than customary purchase orders;

             (ii) any contract for the sale of goods or services involving payments in excess of $250,000 in the aggregate, other than customary purchase orders;

             (iii) any contract for the purchase, licensing or development of software to be used by the Company or any Subsidiary of the Company other than contracts for the purchase or licensing of shrink-wrap, off-the-shelf software not involving the payment of more than $250,000 in the aggregate;

             (iv) any guarantee of the obligations or liabilities of customers, suppliers, officers, directors, employees, Affiliates of the Company or its Subsidiaries or any other Persons;

             (v) any agreement which provides for, or relates to, the incurrence by the Company or any Subsidiary of the Company of debt for borrowed money or the extension of credit by the Company or any Subsidiary of the Company to any other Person (except for a standby letter of credit from Wells Fargo Bank, National Association in an amount not to exceed $150,000 in the aggregate and except for the extension of credit prior to the date hereof to certain employees, former employees and directors of the Company in connection with purchases of Company Common Stock, none of which obligations will be outstanding as of the Closing Date);

             (vi) any agreement or understanding with a third party that restricts the Company or any Subsidiary from carrying on its business anywhere in the world;

             (vii) any contract which provides for, or relates to, any confidentiality arrangement (other than any such arrangement entered into in the ordinary course of business consistent with past practice) or any non-competition arrangement (other than any such arrangement solely for the benefit of the Company or any of its Subsidiaries) with any Person, including any current or former officer or employee of the Company or any Subsidiary;

             (viii) any contract or group of related contracts for capital expenditures in excess of $100,000 in the aggregate for any single project or in excess of $250,000 in the aggregate for any related series of projects;

             (ix) any partnership, joint venture or other similar arrangement or agreement involving a sharing of profits or losses;

             (x) any other contract which involves payments or receipts by the Company or any Subsidiary of the Company of more than $100,000, other than the Common Stock Purchase Agreement; or

             (xi) any contract for any purpose (whether or not required to be listed or described in Section 3.20 of the Company Letter) which is material to the Company, any Subsidiary of the Company or their respective businesses, other than any such contract made in the ordinary course of business consistent with past practice.

             Section 3.21  Status of Contracts. Except as set forth in Section
3.21 of the Company Letter and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each of the leases, contracts and other agreements listed in Sections 3.12, 3.18 and 3.20 of the Company Letter (collectively, the "Company Agreements") constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto and is in full force and effect and (except as set forth in Section 3.4 of the Company Letter and except for those Company Agreements which by their terms will expire prior to the Effective Time or are otherwise terminated prior to the Effective Time in accordance with the provisions hereof) will continue in full force and effect after the Effective Time, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each of the Company Agreements to which it is a party, and neither the Company nor any Subsidiary of the Company is in, or is alleged to be in, breach or default under, nor, to the Knowledge of the Company, is there or, to the Knowledge of the Company, is there alleged to be any basis for termination of any of the Company Agreements and, to the Knowledge of the Company, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a breach or default by the Company or any Subsidiary of the Company, or, to the Knowledge of the Company, by any such other party. Complete and correct copies of each of the Company Agreements have heretofore been delivered by the Company to Parent.

             Section 3.22 Insurance. Each of the Company and its Subsidiaries maintains policies of fire and casualty, liability (general, products and other liability), workers' compensation and other forms of insurance and bonds in such amounts and against such risks and losses as are insured against by companies engaged in the same or a similar business. The Company and its Subsidiaries shall keep or cause such insurance or comparable insurance in full force and effect through the Effective Time. Each of the Company and its Subsidiaries has complied with each such insurance policy and has not failed to give any notice or to present any claim thereunder in a due and timely manner, except where any noncompliance or failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

             Section 3.23 Takeover Statutes and Charter Provisions. To the Knowledge of the Company, no state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Agreement, the Voting Agreements, the Parent Ancillary Agreements and the Company Ancillary Agreements, and the transactions contemplated hereby and thereby.

             Section 3.24 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and the outstanding shares of Company Preferred Stock, voting together as one class, is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter, the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and by the Parent Ancillary Agreements and the Company Ancillary Agreements.

             Section 3.25 Brokers. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

             Section 3.26 Ownership of Company Stock. No stockholder or group (as defined in Section 13(d)(3) of the Exchange Act) of stockholders of the Company will own 30% or more of the issued and outstanding shares of Parent Common Stock as a result of the Merger.

                                   ARTICLE IV
                                   COVENANTS

             Section 4.1 Conduct of Business of the Company Pending the Merger. Except as expressly permitted by this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.1 of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

             (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (x) the LLC Units (as hereinafter defined) and (y) dividends or distributions by Subsidiaries to other Subsidiaries (other than the LLC) or to the Company), (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities (except to the extent Company Stock Options are exercised or shares of Company Preferred Stock are converted into Company Common Stock, in each case in accordance with the terms thereof as in effect on the date hereof, and except to the extent of purchases from employees and directors of the Company, in each case pursuant to the Restricted Stock Agreements in place as of the date hereof and in accordance with their respective terms as in effect on the date hereof);

             (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the Company Stock Options outstanding on the date of this Agreement, in each case, in accordance with their current terms and

       (B) the issuance of shares of Company Common Stock upon conversion of shares of Company Preferred Stock in accordance with their current terms;

             (iii) amend its charter or bylaws or other comparable charter or organizational documents;

             (iv) (A) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof, or (B) otherwise acquire or agree to acquire any assets other than (x) assets acquired in the ordinary course of business consistent with past practice and (y) the acquisition of up to an additional 653,594 shares of Series B Convertible Redeemable Preferred Stock of Corona at the Third Closing in accordance with Article II of the Corona Stock Purchase Agreement;

             (v) sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business consistent with past practice and other than transfers of the LLC Assets to the LLC in accordance with Section 5.15;

             (vi) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money, guarantee any such indebtedness, enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13), or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (B) cash management activities carried on in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole and (C) advances to employees for travel and related business expenses consistent with Company policies and past practices;

             (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary (other than in accordance with Section 5.15 with respect to the LLC Assets);

             (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Company Plan or Company Employment Agreement, including, without limitation, the Company Stock Options (other than normal compensation arrangements entered into with non-officer employees or consultants hired after the date hereof in the ordinary course of its business consistent with past practice);

             (ix) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would be collected in the ordinary course of its business consistent with past practice;

             (x) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would be paid in the ordinary course of its business consistent with past practice;

             (xi) increase the compensation payable or to become payable to its directors, officers, employees or consultants or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of the Company or any of its Subsidiaries, except, in case of employees other than directors or executive officers, as may be in the ordinary course of business consistent with the Company's past practice in connection with annual compensation reviews, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

             (xii) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance, except any such violation or failure that would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

             (xiii) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

             (xiv) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

             (xv) settle or compromise any material federal, state, local or foreign income tax liability;

             (xvi) enter into, amend or terminate (A) any agreement or contract material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice,
       (B) any noncompetition agreement, other than solely for the benefit of the Company or any of its Subsidiaries, or (C) any agreement pursuant to which any third party is granted marketing, distribution, manufacturing or any other rights with respect to any Company product, services, processes or technology, other than in the ordinary course of business consistent with past practice; or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000, other than capital expenditures with respect to the completion of the Company's plating facility in Mesa, Arizona in an amount not to exceed $500,000 in the aggregate;

             (xvii) waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice;

          (xviii) settle or compromise any litigation or arbitration proceeding if such settlement or compromise requires payment by the Company or any of its Subsidiaries of $100,000 or more in the aggregate; or

          (xix) authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          Section 4.2 Conduct of Business of Parent Pending the Merger. Except as expressly permitted by this Section 4.2 or as set forth in Section 4.2 of the Parent Letter, during the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.2 of the Parent Letter, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the
Company:

          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than dividends or distributions by Subsidiaries to other Subsidiaries or to Parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities, in each case except in connection with the Rights Agreement and except in connection with the Parent Stock Plans;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Parent Common Stock pursuant to Parent Stock Plans outstanding on the date of this Agreement, in each case, in accordance with their current terms, (B) the issuance of options to acquire Parent Common Stock pursuant to the Parent Stock Plans to employees hired after the date hereof and (C) the issuance of securities of Parent in accordance with the terms of the Rights Agreement;

          (iii) amend its charter or bylaws or other comparable charter or organizational documents, except as contemplated by this Agreement;

          (iv) (A) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (B) otherwise acquire or agree to acquire any assets, other than assets acquired in the ordinary course of business consistent with past practice;

          (v) sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business consistent with past practice;

          (vi) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money, guarantee any such indebtedness, enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13), or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness, loans, advances, capital contributions and investments between Parent and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (B) cash management activities carried on in the ordinary course of business consistent with past practice and not material to Parent and its Subsidiaries taken as a whole and (C) advances to employees for travel and related business expenses consistent with Parent policies and past practices;

          (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Parent or any Subsidiary;

          (viii) enter into, adopt or amend any severance plan, agreement or arrangement, Parent Plan or employment agreement with an executive officer, including, without limitation, the Parent Stock Plans, other than in the ordinary course of business consistent with past practice;

          (ix) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would be collected in the ordinary course of its business consistent with past practice;

          (x) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would be paid in the ordinary course of its business consistent with past practice;

          (xi) increase the compensation payable or to become payable to its directors, officers, employees or consultants or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director or officer of Parent or any of its Subsidiaries, except, in case of employees other than directors or executive officers, as may be in the ordinary course of business consistent with Parent's past practice in connection with annual, quarterly or periodic compensation reviews, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

          (xii) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance, except any such violation or failure that would not, individually or in the aggregate, have a Material Adverse Effect on Parent;

          (xiii) make any change to accounting policies or procedures (other than actions required to be taken by GAAP);

          (xiv) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (xv) settle or compromise any material federal, state, local or foreign income tax liability;

          (xvi) enter into, amend or terminate (A) any agreement or contract material to Parent and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice, (B) any noncompetition agreement, other than solely for the benefit of Parent or any of its Subsidiaries, or (C) any agreement pursuant to which any third party is granted marketing, distribution, manufacturing or any other rights with respect to any Parent product, services, processes or technology, other than in the ordinary course of business consistent with past practice; or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,500,000, other than with respect to the consolidation of Parent's manufacturing facilities in California, Florida, New York and Illinois in an amount not to exceed $500,000;

          (xvii) waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent balance sheet set forth in the Parent SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (xviii) settle or compromise any litigation or arbitration proceeding if such settlement or compromise requires payment by Parent or any of its Subsidiaries of $600,000 or more, other than any litigation or proceeding disclosed in the Parent SEC Documents; or

          (xix) authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          Section 4.3 No Solicitation by the Company.

          (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Company Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the Company Stockholder Meeting, nothing contained in this Agreement shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Company Takeover Proposal by such Person, if and only to the extent that (w) in the reasonable good faith judgment of the Board of Directors of the Company, such Company Takeover Proposal could, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Company Takeover Proposal being referred to in this Agreement as a "Company Superior Proposal"), (x) the failure to take such action would, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with outside corporate counsel of the Company, be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law,
(y) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Nondisclosure Agreement (as hereinafter defined) and (z) the Company shall have fully complied with this
Section 4.3. For purposes of this Agreement, "Company Takeover Proposal" means any proposal or offer, or any expression of interest, by any Person other than Parent or Sub relating to the Company's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Company Takeover Proposal or any inquiry with respect to or which could lead to any Company Takeover Proposal, (ii) the material terms of such Company Takeover Proposal and
(iii) the identity of the Person making any such Company Takeover Proposal or inquiry. The Company will keep Parent informed of the status of any such Company Takeover Proposal or inquiry.

          Section 4.4   No Solicitation by Parent.

          (a) Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, Parent or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Parent Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Parent Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal; provided, however, that nothing contained in this Agreement shall prevent Parent or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Parent Takeover Proposal by such Person, if and only to the extent that (w) in the reasonable good faith judgment of the Board of Directors of Parent, such Parent Takeover Proposal could, if consummated, result in a transaction more favorable to Parent or Parent's stockholders from a financial point of view than the Merger (any such more favorable Parent Takeover Proposal being referred to in this Agreement as a "Parent Superior Proposal"), (x) the failure to take such action would in the reasonable good faith judgment of the Board of Directors of Parent, after consultation with outside corporate counsel of Parent, be inconsistent with the fiduciary duties of the Board of Directors of Parent to Parent's stockholders under applicable law, (y) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement with provisions not less favorable to Parent than those contained in the Nondisclosure Agreement and (z) Parent shall have fully complied with this Section 4.4. For purposes of this Agreement, "Parent Takeover Proposal" means any proposal or offer, or any expression of interest, by any Person other than the Company or any of its Subsidiaries relating to Parent's willingness or ability to receive or discuss a proposal or offer for a merger, consolidation or other business combination involving Parent or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of Parent or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Parent shall advise the Company orally (within one business day) and in writing (as promptly as practicable) of (i) any Parent Takeover Proposal or any inquiry with respect to or which could lead to any Parent Takeover Proposal, (ii) the material terms of such Parent Takeover Proposal and
(iii) the identity of the Person making any such Parent Takeover Proposal or inquiry. Parent will keep the Company informed of the status of any such Parent Takeover Proposal or inquiry.

          Section 4.5 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor Parent shall terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Company Takeover Proposal or Parent Takeover Proposal, respectively, or standstill agreement to which the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, respectively, is a party (other than any involving Parent or the Company, respectively). During such period, each of the Company and Parent agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

          Section 4.6 Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall take any action that, to the Knowledge of Parent or to the Knowledge of the Company, as the case may be, would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, the parties will report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action inconsistent with such reporting.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

          Section 5.1   Stockholder Meetings.

          (a) As soon as practicable following the date of this Agreement, the Company will duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders and shall use all reasonable efforts to solicit such approval by its stockholders, and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation. The Company agrees to deliver to the holders of Company Preferred Stock all notices required to be delivered to them in connection with the Merger.

          (b) As soon as practicable following the date of this Agreement, Parent will duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the "Parent Stockholder Meeting" and together with the Company Stockholder Meeting, the "Stockholder Meetings") for the purpose of considering approval of the Share Issuance. Parent will, through its Board of Directors, recommend to its stockholders approval of the Share Issuance and shall use all reasonable efforts to solicit such approval by its stockholders, and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to the Company, such recommendation.

          Section 5.2 Preparation of the Registration Statement and the Proxy Statement. Parent shall promptly prepare and file with the SEC the Proxy Statement and the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and shall use its commercially reasonable efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its stockholders. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common

Stock and Parent Preferred Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and the holders of Company Preferred Stock as may be reasonably requested in connection with any such action and the preparation of the Registration Statement and Proxy Statement.

          Section 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their respective Subsidiaries, as the case may be, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its employees, customers, properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants), and, during such period, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section
5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Stratos Reciprocal Nondisclosure Agreement between Parent and the Company (the "Nondisclosure Agreement").

          Section 5.4 Compliance with the Securities Act. Each of the directors of the Company, each trust that owns Shares the beneficiaries of which include a director of the Company, members of his family or a charitable organization designated by a director, Joe Norwood, Don Meyers and Citicorp Venture Capital Ltd. may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall cause each such Person to execute and deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit F hereto (the "Company Affiliate Letter"). The Company shall notify Parent as soon as reasonably practicable if any other Person is a Rule 145 Affiliate and, prior to the Effective Time, the Company shall cause each such additional Person who is a Rule 145 Affiliate of the Company to execute a Company Affiliate Letter. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock or Parent Preferred Stock to be received by affiliates of the Company pursuant to this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock and Parent Preferred Stock, consistent with the terms of the Company Affiliate Letter.

          Section 5.5   Fees and Expenses. (a) Except as provided in this
Section 5.5 and Section 5.9, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including filing fees under the HSR Act and Securities Act) shall be divided equally between Parent and the Company.

          (b)   Notwithstanding any provision in this Agreement to the contrary,
(i) if this Agreement is terminated by Parent pursuant to Section 7.1(e) or (ii) if this Agreement is terminated by the Company pursuant to Section 7.1(g), then, in each case, the Company shall (without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee of $750,000 in cash, plus all fees and expenses reasonably incurred by Parent (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby up to a maximum of $500,000 in cash, such payment to be made, in the case of clause (i), no later than one business day following such termination or, in the case of clause (ii), simultaneously with such termination.

          (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(f) and a Parent Takeover Proposal existed following the date hereof and before the date of the Parent Stockholder Meeting and, concurrently with or within twelve months after any such termination a Third Party Acquisition Event involving Parent (as hereinafter defined) occurs, or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(h), then, in each case, Parent shall (without prejudice to any other rights that the Company may have against Parent for a breach of this Agreement) pay to the Company a fee of $750,000 in cash, plus, only if this Agreement is terminated pursuant to Section 7.1(h), all fees and expenses reasonably incurred by the Company (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby up to a maximum of $500,000 in cash, such payment to be made, in the case of clause (i), on the date of the consummation of the Third Party Acquisition Event involving Parent or, in the case of clause (ii), simultaneously with such termination.

          (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(f), Parent shall (without prejudice to any other rights that the Company may have against Parent for a breach of this Agreement) pay to the Company all fees and expenses reasonably incurred by the Company (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby up to a maximum of $500,000 in cash, such payment to be made one business day following such termination.

          (e) For purposes of this Agreement, a "Third Party Acquisition Event" involving Parent means (i) a transaction pursuant to which any person or group (as such term is defined under the Exchange Act), other than the Company or any affiliate thereof (a "Parent Third Party"), acquires more than fifty percent (50%) of the equity securities or voting power of Parent, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving Parent pursuant to which any person other than the Company or any affiliate thereof acquires ownership of more than fifty percent (50%) of the outstanding equity securities or voting power of Parent, or (iii) any other transaction pursuant to which any Parent Third Party acquires control of assets of Parent (including, for this purpose, outstanding equity securities of Subsidiaries of Parent) having a fair market value equal to more than fifty percent (50%) of the fair market value of all the consolidated assets of Parent and its Subsidiaries immediately prior to such transaction.

          Section 5.6 Company Stock Options. At the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time pursuant to the

Company Stock Option Agreements shall be cancelled and pursuant to the terms thereof, the holders of the any such Company Stock Options shall not be entitled to receive any consideration in respect of such cancellation. The Company shall take all actions necessary to effect the foregoing provisions of this Section 5.6.

          Section 5.7   Commercially Reasonable Efforts.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with State Takeover Approvals), (ii) obtaining all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b) Each party shall use all commercially reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company relating to this Agreement or the transactions contemplated hereby, (i) neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or Affiliates, or that otherwise would have an adverse effect on Parent or the Company and (ii) the Company shall not, and shall not permit any of its Affiliates to, take or agree to take any such action without Parent's prior written consent.

          Section 5.8 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq.

          Section 5.9 Real Estate Transfer and Gains Tax. The Company or, after the Merger, the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger.

          Section 5.10 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Parent Ancillary Agreements or the Company Ancillary Agreements, Parent and the Company and their respective Boards of Directors shall use their commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

          Section 5.11 Indemnification of Directors and Officers. Subject to applicable law, for six years from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to (a) the Company Charter, (b) the Company Bylaws and (c) the Director Indemnification Agreements for acts or omissions occurring at or prior to the Effective Time. For purposes of this Agreement, "Director Indemnification Agreements" means (i) the Director Indemnification Agreement dated July 12, 2001 between the Company and Newell Starks, (ii) the Director Indemnification Agreement dated July 12, 2001 between the Company and Reginald W. Barrett, (iii) the Director Indemnification Agreement dated July 12, 2001 between the Company and William N. Stout, (iv) the Director Indemnification Agreement dated July 12, 2001 between the Company and David Howe, and (v) the Director Indemnification Agreement dated April 11, 2002 between the Company and Andy Harris. The Company has delivered to Parent a true and correct copy of each Director Indemnification Agreement and any amendments thereto.

          Section 5.12 Notification of Certain Matters. Parent shall use its commercially reasonable efforts to give prompt notice to the Company, and the Company shall use its commercially reasonable efforts to give prompt notice to Parent, of: (a) occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (i) representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any material respect or (ii) covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, or (b) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The Company shall use its commercially reasonable efforts to give prompt notice to Parent of any change or event which would be reasonably likely to have a Material Adverse Effect on the Company, and Parent shall use its commercially reasonable efforts to give prompt notice to the Company of any change or event which would be reasonably likely to have a Material Adverse Effect on Parent. The delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.13 Stock Exchange Listing. Parent shall use reasonable efforts to have authorized for quotation on Nasdaq, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger. Parent shall have no obligation to seek authorization for quotation on Nasdaq or listing on any stock exchange the shares of Parent Preferred Stock to be issued in connection with the Merger.

          Section 5.14 Indemnity Agreement. No later than immediately prior to the Effective Time, the Company will cause the Stockholder Representatives to execute and deliver the Indemnity Agreement to Parent and the Indemnity Agent, with such changes thereto as may be requested by the Indemnity Agent that are reasonably acceptable to Parent and the Company.

          Section 5.15 Pre-Closing Transfers.

          (a) Prior to the Closing, the Company shall take all necessary action to transfer to STT Properties, LLC, a Delaware limited liability company (the "LLC"), (i) all equity interests held by the Company in Corona and acquired pursuant to the Corona Stock Purchase Agreement, (ii) cash in the amount of $850,000, provided that such amount does not cause Working Capital to be less than the Target Working Capital, and (iii) the real property ownership rights the Company or its Subsidiaries have in the following premises located in Westlake Village, California: (x) 31186 La Baya Drive, (y) 31192 La Baya Drive and (z) 31194 La Baya Drive (collectively, the "LLC Assets"), in each case on and subject to the following terms:

               (A) the LLC Assets shall be transferred on an "as is, where is" basis and in accordance with the other terms set forth in Section 5.15(a) of the Company Letter (including that the LLC shall assume, discharge in accordance with their terms, and indemnify the Company against, all obligations of the Company and its Subsidiaries with respect to the LLC Assets) and on such other terms as Parent approves in writing, such approval not to be unreasonably withheld;

               (B) prior to transferring the LLC Assets, the Company shall cause the LLC to enter with Trompeter into the Leases, each effective no later than the date of payment of the dividend contemplated by Section 5.15(b), in the forms attached hereto as Exhibits G-1 and G-2 (the "Leases");

               (C) neither the Company nor any of its Subsidiaries shall have any rights to or any liabilities (actual or contingent) related to the LLC Assets or the transfer thereof following the Effective Time, except as set forth in the Lease; and

               (D) Corona shall execute a release, effective as of the Effective Time, releasing the Company and its Subsidiaries from any obligations to Corona, in form and substance reasonably acceptable to Parent, or, in the absence thereof, the LLC shall agree in writing, in form and substance reasonably acceptable to Parent, to retain and not distribute to its members at least $850,000 in cash until such time as all obligations of the Company and its Subsidiaries to Corona pursuant to Article II of the Corona Stock

                Purchase Agreement with respect to the Third Closing not so released shall have been extinguished.

          (b) Subject to and only following completion of all transfers and actions (including, without limitation, obtaining the release or writing contemplated by clause (D) of Section 5.15(a)) contemplated by Section 5.15 in accordance with the terms thereof, no later than immediately prior to the Effective Time the Company may declare and pay to its stockholders a dividend, on a pro rata basis consistent with their then current holdings of the Company, equal to all of the units of membership interest in the LLC (the "LLC Units"). Such dividend shall be on terms reasonably acceptable to Parent consistent with the foregoing provisions of Section 5.15(a).

          (c) The Company shall not transfer or commit to transfer any interests it or any of its Subsidiaries has in the any of the LLC Assets until it shall have (i) delivered written notice to Parent of the proposed terms of such transfer and (ii) received written acknowledgement from Parent that such terms are reasonably acceptable.

          (d) Parent and the Company agree to appoint an appraiser (mutually agreeable to both parties) to value each of the LLC Assets as of a date within five business days of the distribution provided for in Section 5.15(b). Parent and the Company further agree to use the value determined by such appraiser for all purposes, including, without limitation, for U.S. federal income tax purposes, except to the extent that any LLC Asset is sold in an arm's length transaction within six months of the distribution date (each, a "Post Closing Sale"), in which case the Company and Parent shall use the actual selling price of such LLC Asset, net of any selling costs attributable to such Post Closing Sale (the appraised value or the net sales price, as applicable, the "Agreed Value"). The Company shall not declare the dividend contemplated by Section 5.15(b) until such time as (i) the appraisal contemplated by this Section 5.15(d) is received and (ii) the Company has provided to Parent all information necessary, as reasonably requested by Parent (including, without limitation, the tax basis of each of the LLC Assets), to determine the Tax liability that will be paid or payable by the Company and its Subsidiaries in connection with the transfers and actions contemplated by Section 5.15(a) and the dividend contemplated by Section 5.15(b).

          Section 5.16 Working Capital Dividend.

          (a) Prior to the Effective Time, the Company may declare and pay to its stockholders a dividend, on a pro rata basis consistent with their then current holdings of the Company, consisting of the right to receive the Per Share Excess Working Capital when finally determined pursuant to Section 1.17 with respect to each then issued and outstanding share of Company Common Stock and Company Preferred Stock. Such dividend may provide that the Per Share Excess Working Capital will be paid on January 5, 2004; provided, however, that in the event the Per Share Excess Working Capital has not been finally determined by January 5, 2004, then such dividend may provide that the Company will pay the portion thereof equal to the Interim Per Share Excess Working Capital, subject to Section 5.16(b), on January 9, 2004 and pay any excess of the Per Share Excess Working Capital over the Interim Per Share Excess Working Capital as provided in Section 5.16(b) after the Per Share Excess Working Capital is finally determined pursuant to Section 1.17(b). The terms of such dividend shall be subject to the reasonable approval of Parent. The right of each stockholder of the Company to receive such dividend shall not be assigned or transferred in any manner whatsoever, other than by operation of law.

          (b) If the dividend contemplated by Section 5.16(a) is declared and if the Per Share Excess Working Capital as finally determined pursuant to
Section 1.17(b) exceeds the Interim Per Share Excess Working Capital paid by the Company to any Company Stockholder pursuant to Section 5.16(a), the Company shall pay to each such Company Stockholder, within 10 business days after such final determination, an amount equal to such excess plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate.

          Section 5.17 Discharge of Indebtedness. At or prior to the Closing,
(a) the Company shall discharge, pay and otherwise settle any indebtedness for borrowed money of the Company and its Subsidiaries on terms and conditions reasonably satisfactory to Parent, and (b) the Company shall obtain a pay-off letter or comparable evidence (in each case on terms reasonably satisfactory in substance and form to Parent) executed by the lenders under such indebtedness to the effect that all obligations of the Company and its Subsidiaries thereunder have been satisfied in full, together with appropriate evidence that (i) all Encumbrances on any asset or property constituting security therefor have been released and (ii) any letters of credit issued thereunder have been released and returned to the Company.

          Section 5.18 Continuity of Business Enterprise. Parent shall continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation ss.1.368-1(d). Parent shall not liquidate the Company or otherwise transfer a significant part of the Company's historic business assets to Parent or any of its Subsidiaries prior to the first anniversary of the Effective Time.

          Section 5.19 Post Closing Tax Returns. Parent and the Company shall cooperate and use reasonable best efforts to prepare and file, as soon as practicable after the Closing Date, all federal and state income Tax Returns of the Company.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

          Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by Parent and the Company at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Share Issuance shall have been duly approved by the requisite vote of stockholders of Parent in accordance with applicable law.

          (b) Quotation of Stock. The Parent Common Stock issuable in the Merger shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

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

          (c) HSR Act. The waiting period (and any extension thereof), if any, applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (d) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

          (e) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

          (f) Parent Common Stock Closing Price. The average, rounded up to the nearest cent, of the per share closing prices of shares of Parent Common Stock as quoted on Nasdaq for the ten (10) consecutive trading days ending five trading days immediately prior to the Effective Time shall have been greater than or equal to $2.10.

          Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by an officer thereof to such effect.

          (b) Material Adverse Effect. Since May 1, 2003 through the Effective Time, there shall not have been any Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (c) Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any

Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, an adverse effect on Parent (assuming the Merger had taken place) shall have been obtained, shall have been made or shall have occurred. Further, Parent shall have obtained the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any material loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which Parent or any of its Subsidiaries is bound.

          (d) No Litigation or Injunction. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, any of the Company Ancillary Agreements or Parent Ancillary Agreements or any of the transactions contemplated herein or therein. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction restraining, prohibiting or preventing the consummation of the Merger shall have been issued and be in effect.

          (e) Stockholder Approval. The Share Issuance shall have been duly approved by the stockholders of Parent. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Secretary to such effect.

          (f) Board Membership. Parent and Parent's Board of Directors shall have resolved that, immediately following the Merger, Parent's Board of Directors shall consist of the individuals listed on Exhibit C hereto.

          Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements and covenants contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Material Adverse Effect. Since the Balance Sheet Date through the Effective Time, there shall not have been any Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (c) Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, an adverse effect on Parent (assuming the Merger had taken place) shall have been obtained, shall have been made or shall have occurred. Further, the Company shall have obtained the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby (including those transactions related to the LLC Assets) under any material loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound.

          (d) No Litigation or Injunction. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement, any of the Company Ancillary Agreements or Parent Ancillary Agreements or any of the transactions contemplated herein or therein. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction restraining, prohibiting or preventing the consummation of the Merger shall have been issued and be in effect.

          (e) Ancillary Agreements. The Indemnity Agreement shall have been executed by the Stockholder Representatives and the Indemnity Agent and delivered to Parent and shall be in full force and effect. The Leases shall have been executed by the LLC and Trompeter, and delivered to Parent and shall be in full force and effect.

          (f) Capital Structure Certificate. The Company shall have delivered a certificate of its Chief Executive Officer and its Chief Financial Officer setting forth all of the information that would have been required to have been included in Section 3.2(c) of the Company Letter if this Agreement were dated as of the Effective Time.

          (g) Dissenting Stockholders. The Dissenting Shares shall include (i) no more than five percent (5%) of the shares of Company Preferred Stock and (ii) no more than five percent (5%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (h) Stockholder Approval. This Agreement shall have been duly approved by the stockholders of the Company. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Secretary to such effect.

          (i) FIRPTA Certificate. The Company shall have delivered, not more that 20 days prior to the Closing Date, a statement in accordance with Treas. Reg. (S)(S) 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been, a "United States real property holding corporation" for purposes of Section 897 and 1445 of the Code, and Parent shall not have actual knowledge that such statement is false or receive a notice that the statement is false pursuant to Treas. Reg. (S) 1.445-4. The form of such statement is attached hereto as Exhibit H. In addition, the Company shall have delivered on the Closing Date the notification to the Internal Revenue Service, in accordance with the requirements pursuant to Treas. Reg. (S) 1.897-(h)(2), of delivery of the statement referred to in the preceding sentence, signed by a responsible corporate officer of the Company. The Company acknowledges that Parent may cause the Company to file such notification with the Internal Revenue Service on or after the Closing Date. The form of such notification is attached hereto as Exhibit I.

          (j) LLC Assets. To the extent any of the transactions or actions relating to the transfer of the LLC Assets and dividend of the LLC Units shall have occurred prior to the Closing, such transactions and actions shall have been completed in accordance with Section 5.15 and the release or writing contemplated by clause (D) of Section 5.15(a) shall have been obtained, and the Company shall have delivered a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the effect that such transactions have been completed and such release or writing has been obtained in accordance with the terms of Section 5.15 and attaching such evidence and documents with respect thereto as Parent may reasonably request.

          (k) Working Capital Certificate. The Company shall have delivered to Parent a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date, stating that there has been conducted under the supervision of such officers a review of all relevant information and data then available and setting forth the Company's good faith estimate of the Working Capital as of the Closing Date, prepared in accordance with the Agreed Accounting Principles, which estimate shall be greater than or equal to the Target Working Capital, shall set forth in reasonable detail the basis therefor and shall be subject to approval by Parent, which approval shall not be unreasonably withheld.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

          Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a)   by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty (30) business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

          (c) by either Parent or the Company if there has been (i) material breach by the other party of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty (30) business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

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

          (d) by either Parent or the Company if: (i) Merger has not been effected on or prior to the close of business on December 31, 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) by Parent if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof;

          (f) by Parent or the Company if the stockholders of Parent do not approve the Share Issuance at the Parent Stockholder Meeting or at any adjournment or postponement thereof;

          (g) by the Company if the Board of Directors of the Company reasonably determines that a Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless (x) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Company Superior Proposal, (y) 48 hours have elapsed following delivery to Parent of such written notice by the Company and (z) during such 48 hour period the Company has cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of the Company Takeover Proposal and the identity of the Person making the Company Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby, as so modified, may be effected; provided, further, that this Agreement shall not terminate pursuant to this Section 7.1(g) unless simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Company Superior Proposal; or

          (h) by Parent if the Board of Directors of Parent reasonably determines that a Parent Takeover Proposal constitutes a Parent Superior Proposal; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(h) unless (x) Parent has delivered to the Company a written notice of Parent's intent to enter into such an agreement to effect the Parent Superior Proposal and (y) 48 hours have elapsed following delivery to the Company of such written notice by Parent; provided, further, that Parent may not terminate this Agreement pursuant to this Section 7.1(h) unless simultaneously with such termination Parent enters into a definitive acquisition, merger or similar agreement to effect the Parent Superior Proposal.

          The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.5, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty or any covenant contained in this Agreement.

          Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by the stockholders of Parent without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (c) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          Section 8.1  Indemnity Fund.

          (a) Promptly after the Effective Time, the Indemnity Shares shall be registered in the name of, and be deposited with LaSalle Bank National Association (or another institution selected by the parties) as Indemnity Fund and collateral agent (the "Indemnity Agent"). Such deposit shall constitute the initial Indemnity Fund and shall be governed by the terms set forth herein and in the Indemnity Agreement. All dividends and distributions in respect of the Indemnity Shares, whether in cash, additional Parent Common Stock or other property, received by the Indemnity Agent shall be distributed currently to the Company Stockholders in accordance with the Indemnity Agreement; provided, that stock dividends made to effect stock splits or similar events shall be retained by the Indemnity Agent as part of the Indemnity Fund. The Indemnity Fund shall be available to indemnify, hold harmless and reimburse any Parent Group Member from and against any Loss or Expense indemnifiable under this Article VIII and as provided in the Indemnity Agreement.

          (b) Nothing in this Agreement shall limit the liability of the parties for any breach of any representation, warranty or covenant contained in this Agreement if it shall be

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terminated, provided that resort to the Indemnity Fund shall be the exclusive remedy of the Parent Group Members for any such breaches and misrepresentations following the Effective Time other than for fraud.

          (c) For purposes of this Agreement, (i) "Expense" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals), (ii) "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, Taxes, fines, penalties, damages, expenses, deficiencies or other charges, and (iii) "Parent Group Members" means Parent and its Affiliates and their respective successors and assigns, including, after the Effective Time, the Surviving Corporation.

          Section 8.2  Indemnification from Indemnity Fund.

          (a) Subject to Section 8.1, from and after the Effective Time, each Parent Group Member shall be indemnified, held harmless and reimbursed from the Indemnity Fund from and against any and all Loss and Expense incurred by such Parent Group Member in connection with or arising from:

          (i) any breach or failure to perform by the Company of any of its agreements, covenants or obligations in this Agreement;

          (ii) any breach of any warranty or the inaccuracy of any representation of the Company contained in this Agreement or any certificate delivered by or on behalf of the Company pursuant to this Agreement (in each case without giving effect to any materiality, Material Adverse Change or Material Adverse Effect qualifications or exceptions contained therein);

          (iii) any amounts payable to Parent pursuant to Section 1.6(g); or

          (iv) any Post Closing Sale to the extent the net sales proceeds of the LLC Asset sold (other than any proceeds paid to the Surviving Corporation pursuant to Section 5.15) exceeds the fair market value assumed for such asset for purposes of calculating the Excess Working Capital;

provided, however, that the Indemnity Fund shall be used to indemnify and hold harmless hereunder with respect to the matters set forth in clause (ii) of this
Section 8.2(a) (other than Sections 3.1, 3.2, 3.3, 3.9, 3.12, 3.19 and 3.26, the certificate delivered pursuant to Section 6.3(a) to the extent it relates to such Sections, and the other certificates delivered pursuant to Section 6.3, as to which this proviso shall not apply) only to the extent that (i) any individual Loss or Expense borne by the Parent Group Members with respect thereto exceeds $25,000 and (ii) the aggregate amount (without duplication of Loss or Expense borne by the Parent Group Members with respect thereto) exceeds $500,000. Any payment pursuant to this Section 8.2 shall be made in the form of a transfer from the Indemnity Fund to Parent pursuant to the Indemnity Agreement. The Company Stockholders shall not have any right of contribution from

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

the Company with respect to any Loss or Expense claimed by any Parent Group Member after the Effective Time.

          (b) The Company acknowledges that Parent and the Company have agreed that Parent will acquire all of the outstanding capital stock of the Company on a fully diluted basis in exchange for the merger consideration. The Company further acknowledges that the information set forth in the certificate delivered pursuant to Section 6.3(f) will be used as the basis for determining the Per Share Merger Consideration. In the event of any inaccuracy in the certificate delivered pursuant to Section 6.3(f), Parent will be entitled (but not obligated) to recalculate the Per Share Merger Consideration and receive a sufficient number of shares of Parent Common Stock and Parent Preferred Stock in order that the total merger consideration paid by virtue of this Agreement would be as would have resulted if such certificate had been true and correct in all respects at the Effective Time.

          (c) The indemnification provided for in this Article VIII shall terminate one year after the Effective Time (and no claims shall be made by any Parent Group Member under this Section 8.2 thereafter), except that such indemnification shall continue as to any Loss or Expense in connection with which a Claim Notice is given in accordance with the requirements of Section 8.4 on or prior to the date such indemnification obligation would otherwise terminate in accordance with this Section 8.2, as to which the indemnification obligation hereunder shall continue until the liability to be satisfied from the Indemnity Fund shall have been determined pursuant to this Article VIII, and all Parent Group Members shall have been reimbursed out of the Indemnity Fund for such Loss or Expense in accordance with the terms hereof.

          (d) To the extent Parent receives proceeds from the Indemnity Fund constituting full indemnification with respect to any Loss or Expense and thereafter Parent receives insurance proceeds to compensate it for such Loss or Expense, Parent shall pay to the Company Stockholders, directly or through the Exchange Agent, on a pro rata basis, such proceeds. Nothing herein shall require Parent to seek to obtain any such proceeds.

          Section 8.3 Termination of Indemnity Fund. Upon termination of the indemnification obligations under this Article VIII and reimbursement of the Parent Group Members of Losses and Expenses payable in respect thereof hereunder, the Indemnity Fund shall terminate and shall be distributed in accordance with the Indemnity Agreement after payment of any amounts therefrom due to the Indemnity Agent.

          Section 8.4  Notice and Determination of Claims.

          (a) If any Parent Group Member wishes to make a claim for indemnification to be satisfied from the Indemnity Fund, such Parent Group Member (individually or collectively, the "Claiming Party") shall so notify the Indemnity Agent in writing (the "Claim Notice") of the facts giving rise to such claim for indemnification hereunder. The Claim Notice shall be accompanied by a certificate of the Claiming Party attesting to the Claiming Party's contemporaneous delivery of a duplicate copy of the Claim Notice to the Stockholder Representatives. Such Claim Notice shall describe in reasonable detail (to the extent then known) the Loss or Expense and the method of computation of such Loss or Expense and contain a reference to the provisions of this Agreement in respect of which such Loss or Expense

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

shall have occurred. If the Claiming Party is not Parent, the Claim Notice must be accompanied by a certificate from Parent confirming that the Claiming Party is a Parent Group Member. At the time of delivery of any Claim Notice to the Indemnity Agent, a duplicate copy of such Claim Notice shall be delivered by the Claiming Party to the Stockholder Representatives.

          (b) Unless the Stockholder Representatives shall have delivered an Objection in accordance with Section 8.4(c), the Indemnity Agent shall, on the twentieth day (or such earlier day as the Stockholder Representatives shall authorize in writing to the Indemnity Agent) after receipt of a Claim Notice with respect to indemnification for a specified amount, deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the specified amount.

          (c) Until the twentieth (20/th/) day following delivery of a Claim Notice, the Stockholder Representatives may deliver to the Indemnity Agent a written objection (an "Objection") to the claim made in such Claim Notice. At the time of delivery of any Objection to the Indemnity Agent, a duplicate copy of such Objection shall be delivered to the Claiming Party.

          (d) Upon receipt of an Objection properly made, the Indemnity Agent shall (i) deliver to Parent, for its account or for the account of each Parent Group Member named in the Claim Notice, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to that portion of the amount subject to the Claim Notice, if any, which is not disputed by the Stockholder Representatives and (ii) designate on its records out of the Indemnity Fund a portion thereof, valued in accordance with the Indemnity Agreement, with a value equal to the amount subject to the Claim Notice which is disputed by the Stockholder Representatives. Thereafter, the Indemnity Agent shall not dispose of such designated portion of the Indemnity Fund until the Indemnity Agent shall have received a certified copy of the final decision of the arbitrators as contemplated by Section 8.5, or the Indemnity Agent shall have received a copy of the written agreement between the Claiming Party and the Stockholder Representatives resolving such dispute and setting forth the amount, if any, which such Claiming Party is entitled to receive. The Indemnity Agent will deliver to Parent, for its account or for the account of each Parent Group Member entitled to payment, such portion of the Indemnity Fund, valued in accordance with the Indemnity Agreement, with a value equal to the amount that the Claiming Party is entitled to receive as set forth in the arbitration decision after the expiration of ten (10) business days from the receipt of such decision or, in the event that the amount to which the Claiming Party is entitled is established pursuant to an agreement between the Claiming Party and the Stockholder Representatives, promptly after the Indemnity Agent's receipt of such agreement.

          Section 8.5  Resolution of Conflicts; Arbitration.

          (a) The Claiming Party shall deliver a written response to the Stockholder Representatives in respect of any Objection properly delivered by the Stockholder Representatives. If after twenty (20) days following delivery of such response there remains a dispute as to any claims, the Stockholder Representatives and the Claiming Party shall attempt in good faith for sixty
(60) days to agree upon the rights of the respective parties with respect to

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

each of such claims. If the Stockholder Representatives and the Claiming Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both and shall be furnished to the Indemnity Agent. The Indemnity Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Indemnity Fund in accordance with the terms thereof.

          (b) If no such agreement can be reached after good faith negotiation, either the Claiming Party or the Stockholder Representatives may, by written notice to the other, demand arbitration of the matter unless the amount of the Loss or Expense is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Stockholder Representatives shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in the related Claim Notice shall be final, binding and conclusive, and notwithstanding anything in this Section 8.5, the Indemnity Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnity Fund in accordance therewith.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the commercial rules then in effect of the American Arbitration Association. Each party shall pay its own expenses, and the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be paid fifty percent (50%) by Parent and fifty percent (50%) by the Stockholder Representatives, provided that the Stockholder Representatives may be reimbursed from the Indemnity Fund for such expenses and fees.

          Section 8.6  Stockholder Representatives.

          (a) The "Stockholder Representatives" shall be designated in writing by the Company by notice to Parent prior to the Effective Time. Each of the Stockholder Representatives shall be constituted and appointed as agent and attorney-in-fact for and on behalf of each of the Company Stockholders receiving consideration pursuant to Article I. The Stockholder Representatives shall have full power and authority to represent all of such Company Stockholders and their successors with respect to all matters arising under this Agreement and the Indemnity Agreement and all actions taken by the Stockholder Representatives hereunder and thereunder shall be binding upon all such Company Stockholders and their successors as if expressly confirmed and ratified in writing by each of them. The Stockholder Representatives shall take any and all actions which they believe are necessary or appropriate under this Agreement and the Indemnity Agreement for and on behalf of such Company Stockholders, as fully as if the Company Stockholders were acting on their own behalf, including, without limitation, defending all indemnity claims pursuant to Section 8.2, consenting to, compromising or settling all such indemnity claims, conducting negotiations with Parent and the Indemnity Agent under this Agreement and the Indemnity Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Indemnity Agreement, and engaging counsel, accountants or other Stockholder Representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the

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Stockholder Representatives shall have full power and authority to interpret all the terms and provisions of this Agreement and the Indemnity Agreement and to consent to any amendment hereof or thereof on behalf of all such Company Stockholders and such successors. The Persons designated to serve as the Stockholder Representatives may be changed by the holders of a majority in interest of the Indemnity Fund from time to time upon not less than 15 days' prior written notice to Parent. No bond shall be required of the Stockholder Representatives, and the Stockholder Representatives shall receive no compensation for services performed under this Agreement and the Indemnity Agreement. Any expenses incurred by the Stockholder Representatives in connection with their services hereunder shall be reimbursed from the Indemnity Fund upon presentation of appropriate expense documentation as and to the extent expressly provided in the Indemnity Agreement.

          (b) The Stockholder Representatives shall not be liable to the Company Stockholders for any act done or omitted hereunder or under the Indemnity Agreement as Stockholder Representatives while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith. The Company Stockholders shall severally indemnify the Stockholders Representatives and hold them harmless from and against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders Representatives and arising out of or in connection with the acceptance and administration of their duties hereunder.

          (c) The Stockholder Representatives shall treat confidentially and not disclose any nonpublic information from or about the Company or Parent or their respective Subsidiaries to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          Section 8.7 Actions of the Stockholder Representatives. A decision, act, consent or instruction of the Stockholder Representatives shall constitute a decision of all Company Stockholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Indemnity Fund and shall be final, binding and conclusive upon each such Company Stockholder, and the Indemnity Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representatives as being the decision, act, consent or instruction of each and every such Company Stockholder. The Indemnity Agent and each Parent Group Member are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representatives. For purposes of this Agreement and the Indemnity Agreement any action by a majority of the then Stockholder Representatives shall be deemed to be the action of and binding upon all of the Stockholder Representatives.

          Section 8.8 Third-Party Claims. In the event Parent determines to make a demand against the Indemnity Fund with respect to a third party claim, Parent shall notify the Stockholder Representatives of such claim, and the Stockholder Representatives shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claims without the consent of the Stockholder Representatives, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that the Stockholder

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

Representatives have consented to any such settlement, the Stockholder Representatives shall have no power or authority to object under Section 8.4 or any other provision of this Article VIII to the amount paid in such settlement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

          Section 9.1   Survival of Representations and Warranties. Subject to
Section 8.2(c), the representations and warranties in this Agreement or in any certificates delivered pursuant to this Agreement shall terminate on the first anniversary of the Effective Time. Except as otherwise provided in this Agreement, no claim shall be made for the breach of any representation or warranty made in this Agreement or in any certificates delivered pursuant to this Agreement after the date on which such representations and warranties terminate as set forth in this Section 9.1.

          Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally,
(ii) one day after being delivered to a nationally recognized overnight courier or (iii) on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)   if to Parent or Sub, to

                        Stratos Lightwave, Inc.
                        7444 West Wilson Avenue
                        Chicago, Illinois 60706
                        Attention:  General Counsel
                        Facsimile No.: (708) 867-5884

                with a copy to:

                        Sidley Austin Brown & Wood
                        Bank One Plaza
                        10 South Dearborn Street
                        Chicago, Illinois 60603
                        Attention: Thomas A. Cole
                                   Imad I. Qasim
                        Facsimile No.: (312) 853-7036

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

          (b)   if to the Company, to

                        Sterling Holding Company
                        31186 La Baya Drive
                        P.O. Box 5069
                        Westlake Village, California 91362-4047
                        Attention: Joe Norwood
                        Facsimile No.: (818) 706-2196


                with a copy to:

                        Bartlit Beck Herman Palenchar & Scott
                        1899 Wynkoop, Suite 800
                        Denver, Colorado 80202
                        Attention: Thomas R. Stephens
                        Facsimile No.: (303) 592-3140

          Section 9.3 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule attached to, this Agreement unless otherwise indicated. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, (i) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation," and (ii) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole.

          Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 9.5 Entire Agreement; No Third-Party Beneficiaries. Except for the Nondisclosure Agreement, this Agreement (including the Exhibits hereto), the Parent Letter and the Company Letter constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.9 and of Section 5.11, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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

          Section 9.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

          Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          Section 9.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

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          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this
Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                             STRATOS LIGHTWAVE, INC.

                             By: /s/ James W. McGinley
                                 -----------------------------------------------
                                 Name: James W. McGinley
                                 Title: President and Chief Executive Officer

                             SLEEPING BEAR MERGER CORP.

                             By: /s/ James W. McGinley
                                 -----------------------------------------------
                                 Name: James W. McGinley
                                 Title: President

                             STERLING HOLDING COMPANY

                             By: /s/ Newell V. Starks
                                 -----------------------------------------------
                                 Name: Newell V. Starks
                                 Title: Chairman